Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279809

Prospectus

November 8, 2024

Booster Income Opportunities Fund

Class Y Shares (BAMIX) of Beneficial Interest

$1,000 minimum purchase

Booster Income Opportunities Fund (the “Fund”) is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund.

This prospectus provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s Class Y Statement of Additional Information (“SAI”) dated November 8, 2024, has been filed with the U.S. Securities and Exchange Commission (“SEC”). The SAI is available upon request and without charge by writing the Fund at Booster Income Opportunities Fund, c/o Ultimus Fund Solutions, LLC, Via Regular Mail: P.O. Box 541150, Omaha, Nebraska 68154 or Via Overnight Mail: 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022-3474, by calling toll-free 833-510-8133, or by visiting www.boosterincomefund.com. The table of contents of the SAI appears on page 47 of this prospectus. You may request the Fund’s SAI, annual and semi-annual reports, when available, and other information about the Fund or make shareholder inquiries by calling 833-510-8133 or by visiting www.boosterincomefund.com. The SAI, material incorporated by reference, and other information about the Fund, is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link.

Investment Objective. The Fund’s investment objective is to seek high current income and attractive risk-adjusted returns.

Summary of Investment Strategy. The Fund pursues its investment objective by investing primarily in structured notes.

Risks. Investing in the Fund involves a high degree of risk. In particular:

●	The Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment. The Fund intends to provide limited liquidity through quarterly offers to repurchase a limited amount of the Fund’s shares (at least 5% of shares outstanding); however, there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer.

●	The Fund will ordinarily declare and pay distributions from its net investment income, if any, monthly, and net realized capital gains annually; however, the amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as borrowings. Such distributions may constitute a return of capital and reduce a shareholder’s adjusted tax basis in Fund shares, thereby increasing the shareholder’s potential taxable gain or reducing the potential taxable loss on the sale of Fund shares. To the extent such distributions are a return of capital, the distributions should not be considered the dividend yield or total return of an investment in Fund shares.

●	The Fund does not intend to list Fund shares on any securities exchange, and the Fund does not expect a secondary market for Fund shares to develop. You should not expect to be able to sell your shares regardless of how we perform. You should consider that you may not have access to the money you invest in Fund shares for an extended period of time.

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The Adviser and the Sub-Adviser. The Fund’s investment adviser is Booster Asset Management, LLC (the “Adviser”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser has engaged Brookstone Asset Management, LLC (the “Sub-Adviser”), a registered investment adviser under the Advisers Act, to provide ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio. The Sub-Adviser is an affiliate of the Adviser.

Securities Offered. The Fund engages in a continuous offering of shares of beneficial interest of the Fund, including Class Y shares. The Fund is authorized as a Delaware statutory trust to issue an unlimited number of shares. The Fund is offering to sell, through its distributor, under the terms of this prospectus, an unlimited number of Class Y shares of beneficial interest, at net asset value. Class Y shares are not subject to sales loads. The minimum initial investment by a shareholder in Class Y shares is $1,000. Subsequent investments in Class Y shares may be made with at least $1,000. The Fund reserves the right to waive investment minimums. The Fund’s shares are offered through Ultimus Fund Distributors, LLC (the “Distributor”), as the distributor. In addition, certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries to accept such orders. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares. Monies received will be invested promptly and no arrangements have been made to place such monies in an escrow, trust or similar account. During the continuous offering, shares will be sold at the net asset value of the Fund next determined. See “Plan of Distribution.”

Offering Price	Maximum Sales Load	Proceeds to the Fund
Current NAV	None	$ amount invested at current NAV

The shares have no history of public trading, nor is it intended that the shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s shares, liquidity for the Fund’s shares will be provided only through quarterly repurchase offers for no less than 5% of Fund’s shares at net asset value, and there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be of limited liquidity. Investing in the Fund’s shares may be speculative and involves a high degree of risk, including the risks associated with leverage. The Fund expects to begin conducting its quarterly repurchase offers for outstanding shares during the first quarter of 2025. See “Quarterly Repurchases of Shares” beginning on page 35 of this prospectus and “Risk Factors - Risks Related to an Investment in the Fund - Repurchase Policy Risks” beginning on page 21 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors.”

The Fund

Booster Income Opportunities Fund is a continuously offered, non-diversified, closed-end management investment company. The Fund is an interval fund that will provide limited liquidity by offering to make quarterly repurchases of shares at net asset value (“NAV”), which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objective

The Fund’s investment objective is to seek high current income and attractive risk-adjusted returns.

Investment Strategy

The Fund pursues its investment objective by investing primarily in structured notes. Structured notes are a flexible and evolving segment of the capital markets that combines a debt security with exposure to an underlying asset or assets. Structured notes are not a direct investment in the underlying asset or assets. Structured notes are issued by financial institutions as senior unsecured debt securities of the issuer. Payments on structured notes are subject to the risk of the issuer (or guarantor).

The Fund sources structured notes from multiple issuers. Brookstone Asset Management, LLC (the “Sub-Adviser”) believes this approach can provide the Fund with a wide range of investment and issuer exposures. This allows the Sub-Adviser the ability to dynamically select the structured notes held in the Fund.

The Sub-Adviser will consider a variety of factors when selecting securities for the Fund’s portfolio, including predicted and actual volatility, correlation (the statistical relationship between the return of securities), existing and potential future income streams, the extent of downside protection, exposure to issuers, asset classes and sectors, credit quality of issuers, as well as prevailing market outlook, and other relevant technical indicators (moving averages, momentum and liquidity).

The Sub-Adviser selects the securities for the Fund’s portfolio with the goal of capturing the benefits of the different types of structured notes described below, with investments generally held until maturity. These maturities will typically range between 6 months and 10 years from the initial purchase date, with some investments offering an early redemption option based on the performance of specified financial indices or instruments. The types of structured notes selected may vary over time based on market conditions and the subjective assessment of the Sub-Adviser. The Fund will invest in structured notes that prioritize upside potential over downside protection during market sell-offs (a rapid and sustained sale of a large volume of securities), and invest in structured notes whose fair value, in the view of the Sub-Adviser, exceeds their current price during periods of market dislocation (circumstances in which financial markets, operating under stressful conditions, cease to price assets correctly in an absolute and relative basis). The Sub-Adviser’s subjective assessment is determined by review and analysis of multiple indicators such as (i) market sentiment as observed through CBOE Volatility Index (VIX), the high-low index, the bullish percent index (BPI), and moving averages; (ii) economic indicators prepared by the Council of Economic Advisers for the Congressional Joint Economic Committee; (iii) the interest rates and the direction of the monetary policy as announced by the Federal Reserve, and (iv) seasonal patterns established through analysis of historical financial market data.

Structured notes offer investment opportunities with a range of features and underlying asset class exposures. In general, the three broad categories of Structured Notes are enhanced yield investments, leveraged performance investments, and principal protected investments. While the Fund will focus its investments on enhanced yield investments, during periods of extreme volatility, the Fund will also invest in leveraged performance investments with 0%-20% of Fund assets and principal protected investments with 0%-20% of Fund assets.

While the underlying asset of the structured notes can be a stock, an equity index, or another fund, the Fund will primarily invest in notes linked to broad-based US and developed market equity indices such as the S&P 500, NASDAQ, Russell 2000, or Euro STOXX 50. The underlying assets will be primarily focused on US and European markets and large and mid-capitalization securities. The Fund does not intend to focus on any particular industry.

Enhanced Yield Investments

Callable Yield Notes. The Fund pursues enhanced yield through investing in a variety of auto-callable yield notes (“Yield Notes”). These Yield Notes provide periodic coupon payments and may be redeemed by the issuer at or prior to maturity under certain conditions. A coupon payment in context of a structured note refers to the periodic interest payment made by the issuer to the investor. Redemption refers to the process by which the investor receives the return of their principal investment from the issuer either at maturity or on a pre-determined date prior to maturity under certain conditions. There are multiple variations of this type of Yield Note with customizable terms.

Leveraged Performance Investments

Growth Notes. The Fund may opportunistically seek investments in growth notes that provide upside exposure to an underlying asset class with varying levels of downside protection. Growth notes are typically linked to the performance of an underlying asset or index through a reference mechanism such as derivative contracts. Growth notes often include protections in a form of a barrier and/or buffer to mitigate downside risk and limit potential losses. Both barriers and buffers are predetermined thresholds, typically expressed as a percentage, which provides investors with protection against losses. A barrier is commonly linked with contingent protection, or what’s often termed “soft protection”, which means that, if the value of the underlying asset or index exceeds the barrier level, the investor’s principal investment is fully at risk. A buffer usually offers “hard protection”, which means that, if the value of the underlying asset or index remains above the buffer level, the investor’s principal investment remains intact; however, if the value falls below the buffer level, an investor’s potential principal loss is limited to the extent of losses exceeding the buffer.

Principal Protected Investments

Principal Protected Notes. The Fund may opportunistically seek investments in fully or partially protected principal protected notes to provide upside exposure to an underlying asset class with either fully or partially principal protected terms (fully principal protected means 100% downside protection; partially principal protected means less than 100% protection (e.g. 90%). Principal protected notes are typically linked to the performance of an underlying asset or index through a reference mechanism such as derivative contracts.

To generate yield while the Sub-Adviser identifies attractive investment opportunities in structured notes, the Fund may invest in money market instruments, U.S. government securities, other high-quality debt instruments, and high yield fixed-income securities (often referred to as “junk bonds”) either as individual securities or through exchange traded funds (“ETFs”).

Subsidiaries

Certain investments of the Fund will be held in single-asset subsidiaries controlled by the Fund (the “Single-Asset Subsidiaries”). In addition, the Fund may engage in bank borrowings through a wholly-owned and controlled domestic subsidiary (the “Financing Subsidiary”; together with the Single-Asset Subsidiaries, the “Subsidiaries”), which may act as the borrower of one or more revolving credit facilities. The Subsidiaries are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund.

The Fund aggregates direct investments with investments held by its wholly-owned and controlled Subsidiaries in constructing the Fund’s portfolio and for purposes of the Fund’s investment policies.

Leverage and Credit Facilities

The Fund may utilize leverage, including borrowing from banks in an amount of up to 33 1/3% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with liquidity. The Fund may enter into one or more revolving credit facilities (“Credit Facilities”) for the purpose of investment purchases and other liquidity requirements, subject to the limitations of the 1940 Act (as defined below) for borrowings. The Credit Facilities will be secured by the Fund’s assets.

The SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

Investment Adviser

The Adviser was formed in February 2024 and is registered as an investment adviser with the SEC pursuant to the provisions of the Advisers Act. As of the date of this prospectus, the Fund is the only client of the Adviser. With respect to the management of the Fund, the Adviser principally will oversee the investment and reinvestment of the net assets of the Fund by the Sub-Adviser. In addition, the Adviser will supervise and provide oversight of the Fund’s service providers. The Adviser is solely owned by The Nadim “Dean” Zayed Living Trust, Dated May 1, 2003, which is controlled by Nadim Zayed who is the Chief Executive Officer of the Sub-Adviser.

Sub-Adviser

The Adviser has engaged the Sub-Adviser, a registered investment adviser under the Advisers Act, to provide ongoing research, recommendations, and day-to-day portfolio management with respect to the Fund’s investment portfolio. The Sub-Adviser is an affiliate of the Adviser. The Sub-Adviser is majority owned by AL BCM, LLC, a venture capital firm.

Fees and Expenses

Pursuant to the Investment Advisory Agreement between the Fund and the Adviser (the “Investment Advisory Agreement”), and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components — a base management fee and an incentive fee. The management fee is calculated and payable monthly in arrears at the annual rate of 1.25% of the Fund’s average daily total assets during such period.

The incentive fee is calculated and payable quarterly in arrears in an amount equal to 15.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser for any administrative services provided by the Adviser and any interest expense and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s Distribution Reinvestment Program (defined below)), reduced by amounts paid in connection with purchases of the Fund’s shares pursuant to the Fund’s quarterly repurchase policy.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% per quarter (or an annualized rate of 6.00%);

●	100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.7647%. We refer to this portion of the Fund’s pre-incentive fee net investment income (that exceeds the hurdle rate but is less than or equal to 1.7647%) as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 1.7647% in any calendar quarter; and

●	15.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 1.7647% in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (15.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser). See “Management of the Fund – Investment Adviser – Management and Incentive Fees.”

The Adviser has entered into a fee waiver agreement with the Fund under which it has agreed to waive or reduce its fees by 0.25% of the average daily net assets of the Fund through July 17, 2026, and may be terminated by the Board of Trustees at any time. The Advisor cannot recoup from the Fund any amounts paid by the Adviser under the fee waiver agreement. The Adviser and the Fund have also entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has contractually agreed to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organizational and offering expenses, but excluding interest, brokerage commissions, incentive fees, acquired fund fees and expenses and extraordinary expenses), to the extent that such expenses exceed 1.95% per annum of the Fund’s average daily net assets attributable to Class Y shares (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date in which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain until July 17, 2026, unless and until the Board of Trustees of the Fund (the “Board” or the “Trustees”) approves its modification or termination. The Fund does not anticipate that the Board will terminate the Expense Limitation Agreement during this period. The Expense Limitation Agreement may be terminated only by the Board on 60 days’ written notice to the Adviser. After July 17, 2026, the Expense Limitation Agreement may be renewed at the Adviser’s discretion. See “Management of the Fund – Investment Adviser – Expense Limitation.”

Administrator, Transfer Agent, and Accounting Agent

Ultimus Fund Solutions, LLC (“Administrator”) serves as the Fund’s Administrator, Transfer Agent, and Accounting Agent. See “Management of the Fund.”

Distribution Fees

Class Y shares are not subject to a Distribution Fee. See “Plan of Distribution.”

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the shareholder. Rather, closed-end fund shares typically trade in the secondary market via an exchange. Unlike many closed-end funds, however, the Fund’s shares will not be listed on an exchange. Instead, the Fund will provide limited liquidity to shareholders by offering to repurchase a limited amount of the Fund’s shares (at least 5%) quarterly, which is discussed in more detail below. The Fund, similar to a mutual fund, is subject to continuous asset inflows, although not subject to the continuous outflows; see “Quarterly Repurchases of Shares.”

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Repurchases of Shares

The Fund is an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at NAV, of no less than 5% of the Fund’s shares outstanding in accordance with Rule 23c-3 under the 1940 Act. There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder’s shares in each quarterly repurchase. Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Liquidity will be provided to shareholders only through the Fund’s quarterly repurchases. See “Quarterly Repurchases of Shares.”

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Risks Related to an Investment in the Fund

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements.

No Operating History. The Fund is a closed-end investment company with no history of operations. The Fund may not be able to achieve its investment objective, including as a result of inopportune market or economic conditions.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Adviser to allocate effectively the Fund’s assets among the various securities in which the Fund invests. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer and Non-Diversification Risk. Specific securities can perform differently from the market as a whole for reasons related to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s properties and services. The Fund’s performance may be more sensitive to any single economic, business, political or regulatory occurrence than the value of shares of a diversified investment company because as a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers.

Liquidity Risk. There currently is no secondary market for the Fund’s shares and the Adviser does not expect that a secondary market will develop. Limited liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the Fund’s shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer. The Fund’s investments also are subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations.

Management Risk. The judgment of the Adviser regarding the attractiveness, value and potential appreciation of securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Adviser’s Incentive Fee Risk. The Investment Advisory Agreement entitle the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee they received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received.

General Market Conditions Risk – An investment in shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in shares represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The value of your shares at any point in time may be worth less than the value of your original investment, even after taking into account any reinvestment of distributions. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of markets, periods of reduced liquidity, greater volatility, general volatility of spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global market conditions have episodically adversely affected the market values of real estate, and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

Economic problems in a single country are increasingly affecting other markets and economies, and a continuation of this trend could adversely affect global economic conditions and world markets. Uncertainty and volatility in the financial markets and political systems of the U.S. or any other country, including volatility as a result of the ongoing conflicts between Russia and Ukraine and Israel and Hamas and the rapidly evolving measures in response, may have adverse spill-over effects into the global financial markets generally.

Major public health issues, such as COVID-19, have at times, and may in the future impact the Fund. The COVID-19 pandemic caused substantial market volatility and global business disruption and impacted the global economy in significant and unforeseen ways. Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases or the threat thereof, and the resulting financial and economic market uncertainty, could have a material adverse impact on the Fund or its investments. Moreover, changes in interest rates, travel advisories, quarantines and restrictions, disrupted supply chains and industries, impact on labor markets, reduced liquidity or a slowdown in U.S. or global economic conditions resulting from a future public health crisis may also adversely affect the Fund or its investments. COVID-19, or any other health crisis and the current or any resulting financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s NAV, performance, financial condition, results of operations, ability to pay distributions, and portfolio liquidity, among other factors.

Failure of Financial Institutions and Sustained Financial Market Illiquidity. The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which the Fund and/or the Fund’s underlying investments have a commercial relationship could adversely affect, among other things, the Fund and/or the Fund’s underlying investments’ ability to pursue key strategic initiatives, including by affecting the Fund’s ability to borrow from financial institutions on favorable terms.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader equity markets. Although the prices of structured notes, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Repurchase Policy Risks. Quarterly repurchases by the Fund of its shares typically will be funded from available cash or sales of portfolio securities. The sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV. If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, so shareholders may not be able to tender as many shares as they would like during any quarterly repurchase offer.

Distribution Policy Risk. The Fund’s distribution policy is to make monthly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Cybersecurity Risk. Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund and its affiliates and third-party service providers are subject to cybersecurity risks. Cybersecurity risks have significantly increased in recent years and the Fund could suffer related losses in the future. The Fund’s and its affiliates’ and third-party service providers’ computer systems, software, and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of their respective affiliates and third-party service providers.

Risks Related to the Fund’s Investments

Structured Notes and Other Products Risk. The Fund will primarily invest in structured notes. Among other risks, the products (i) are subject to the risks associated with the underlying assets; (ii) will often be leveraged, which will generally magnify the opportunities for gain and risk of loss; (iii) are highly complex, which may cause disputes as to their terms and impact the valuation and liquidity of such positions; and (iv) often contain significant obstacles to asserting “putback” or similar claims against the notes.

Use of Leverage by the Fund. Although the Fund has the option to borrow, there are significant risks that may be assumed in connection with such borrowings. Investors in the Fund should consider the various risks of financial leverage, including, without limitation, the matters described below. There is no assurance that a leveraging strategy would be successful. Financial leverage involves risks and special considerations for shareholders including: (i) the likelihood of greater volatility of NAV of the shares than a comparable portfolio without leverage; (ii) the risk that fluctuations in interest rates on borrowings and short-term debt that the Fund must pay will reduce the return to the shareholders; (iii) the effect of financial leverage in a market experiencing rising interest rates, which would likely cause a greater decline in the NAV of the shares than if the Fund were not leveraged; and (iv) the potential for an increase in operating costs, which may reduce the Fund’s total return.

Fixed Income Risk. Typically, a rise in interest rates causes a decline in the value of fixed income securities. Fixed income securities are also subject to default risk. After a period of historically low interest rates, the Federal Reserve has raised, and has indicated its intent to continue raising, certain benchmark interest rates.

High Yield and Unrated Securities Risk. The Fund may invest in securities rated less than investment grade that are sometimes referred to as high yield or “junk.” These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. High yield securities present greater risk than securities of higher quality, including an increased risk of default. An economic downturn or period of rising interest rates could adversely affect the market for these securities.

The risks associated with unrated securities can be similar to the risks of below investment grade securities. In addition, the determination of credit quality for an unrated security is based largely on the credit analysis performed by the Adviser, and not on rating agency evaluation. This analysis may be difficult to perform because information about these securities may not be in the public domain, and the issuers may not subject to reporting requirements under federal securities laws.

Interest Rate Risk. The fixed-income instruments in which the Fund may invest are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. It cannot be predicted with certainty when, or how, the Federal Reserve’s interest rate policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally. Market volatility, rising interest rates, uncertainty around interest rates and/or unfavorable economic conditions could adversely affect our business. In addition, a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the Fund’s investments. Accordingly, an increase in interest rates would make it easier for the Fund to meet or exceed the Incentive Fee hurdle rate and may result in a substantial increase to the amount of Incentive Fees payable to the Adviser with respect to pre-incentive fee net investment income. See “Management of the Funds – Investment Adviser – Management and Incentive Fees.”

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund and its distributions can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Due to global supply chain disruptions, a rise in energy prices, strong consumer demand as economies continue to reopen and other factors, inflation has accelerated in the U.S. and globally. Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and portfolio companies’ operations. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on their loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in a portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations.

Additionally, the Federal Reserve has raised, and has indicated its intent to continue raising, certain benchmark interest rates in an effort to combat inflation. As such, inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response.

Foreign Securities and Emerging Markets Risk. The Fund may have investments in foreign securities. Foreign securities have investment risks different from those associated with domestic securities. Changes in foreign economies and political climates are more likely to affect the Fund with investments in foreign securities than another fund that invests exclusively in domestic securities. The value of foreign currency denominated securities or foreign currency contracts is affected by the value of the local currency relative to the U.S. dollar. There may be less government supervision of foreign markets, resulting in non-uniform accounting practices and less publicly available information about issuers of foreign securities.

The Fund may also invest in emerging markets, which are markets of countries in the initial stages of industrialization and have low per capita income. In addition to the risks of foreign securities in general, countries in emerging markets are more volatile and can have relatively unstable governments, social and legal systems that do not protect shareholders, economies based on only a few industries, and securities markets that trade a small number of issues which could reduce liquidity.

Derivatives Risk. While the Fund will not invest directly in derivative instruments, many of the structured notes in which the Fund invests are linked to the performance of an underlying asset or index through a reference mechanism such as derivative contracts. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by common shareholders.

●	Options Risk. There are risks associated with the sale and purchase of call and put options. As a seller (writer) of a put option, the Fund will tend to lose money if the value of the reference index or security falls below the strike price. As the seller (writer) of a call option, the Fund will tend to lose money if the value of the reference index or security rises above the strike price. As the buyer of a put or call option, the Fund risks losing the entire premium invested in the option if the Fund does not exercise the option.

●	Swaps Risk. Swaps are subject to tracking risk because they may not be perfect substitutes for the instruments they are intended to hedge or replace. Over the counter swaps are subject to counterparty default. Leverage inherent in derivatives will tend to magnify the Fund’s losses.

●	Futures Risk. The Fund’s use of futures involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. These risks include (i) leverage risk (ii) risk of mispricing or improper valuation; and (iii) the risk that changes in the value of the futures contract may not correlate perfectly with the underlying index. Investments in futures involve leverage, which means a small percentage of assets invested in futures can have a disproportionately large impact on the Fund. This risk could cause the Fund to lose more than the principal amount invested. Futures contracts may become mispriced or improperly valued when compared to the adviser’s expectation and may not produce the desired investment results. Additionally, changes in the value of futures contracts may not track or correlate perfectly with the underlying index because of temporary, or even long-term, supply and demand imbalances and because futures do not pay dividends unlike the stocks upon which they are based.

Cash and Cash Equivalents Risk. At any time, the Fund may have significant investments in cash or cash equivalents. When a substantial portion of a portfolio is held in cash or cash equivalents, there is the risk that the value of the cash account, including interest, will not keep pace with inflation, thus reducing purchasing power over time.

U.S. Government Securities Risk. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. government and generally have negligible credit risk. Securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. government. The Fund may be subject to such risk to the extent it invests in securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises.

Risk of Investing in other Funds. Other investment companies including money market funds and ETFs (“Underlying Funds”) in which the Fund invests are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, the cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds and may be higher than other funds that invest directly in stocks and bonds.

Tax Risk. The income and gains from certain of the Fund’s investments may not allow the Fund to be treated as a regulated investment company under the Internal Revenue Code. If the Fund fails to qualify as a regulated investment company under the Internal Revenue Code in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its income at the rates generally applicable to corporations and distributions to shareholders would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

Possible Risk of Conflicts

Allocation of Investment Opportunities Risk. The Adviser or Sub-Adviser, directly or through their affiliates, may manage or advise multiple investment vehicles or accounts that have investment objectives that are similar to the Fund and that may seek to make investments or sell investments in the same securities or other instruments, sectors or strategies as the Fund. This may create potential conflicts, particularly in circumstances where the availability of such investment opportunities is limited or where the liquidity of such investment opportunities is limited. The results of the Fund’s investment activities may differ significantly from the results achieved by such other managed investment vehicles or accounts. It is possible that one or more of such vehicles or accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Fund.

Speculative Investments Risk. The Incentive Fee payable by the Fund to the Adviser may create an incentive for them to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage them to use leverage to increase the return on the Fund’s investments. In addition, the fact that the management fee is payable based upon the Fund’s average daily gross assets, which would include any borrowings for investment purposes, may encourage the Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

U.S. Federal Income Tax Matters

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. The information above briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes. See “U.S. Federal Income Tax Matters.”

Distribution Policy and Dividend Reinvestment Plan

The Fund’s distribution policy is to make monthly distributions to shareholders. Unless a shareholder elects otherwise, the shareholder’s distributions will be reinvested in additional shares of the same class under the Fund’s dividend reinvestment plan. Shareholders who elect not to participate in the Fund’s dividend reinvestment plan will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Distribution Policy and Dividend Reinvestment Plan.”

Custodian

U.S. Bank, N.A. (“Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses

Maximum Sales Load (as a percent of offering price)	None
Contingent Deferred Sales Charge	None

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.25%
Incentive Fees[2]	0.00%
Other Expenses[1]	0.55%
Shareholder Servicing Fee	0.25%
Distribution Fee	None
Total Annual Fund Operating Expenses	2.05%
Less Fee Waiver and/or Expense Limitation[3]	0.10%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Limitation	1.95%

[1]	Estimated for the current fiscal year.
[2]	The Fund anticipates that it may have interest income that could result in the payment of an Incentive Fee to the Adviser during certain periods. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the Incentive Fee the Fund pays to increase to the extent the Fund earns greater interest income through its investments. The Incentive Fee is calculated and payable quarterly in arrears based upon “pre-incentive fee net investment income” attributable to each class of the Fund’s Shares for the immediately preceding fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on each class’s average daily net asset value (calculated in accordance with GAAP), equal to 1.50% per quarter, or an annualized hurdle rate of 6.00%, subject to a “catch-up” feature. The amount presented in this table reflects the Incentive Fee estimated to be incurred as a percent of average net assets for the initial fiscal year. See “Management of the Fund — Investment Adviser – Management and Incentive Fees” for a full explanation of how the Incentive Fee is calculated.
[3]	The Adviser has entered into a fee waiver agreement with the Fund under which it has agreed to waive or reduce its fees by 0.25% of the average daily net assets of the Fund through July 17, 2026, and may be terminated by the Board of Trustees at any time. The Advisor cannot recoup from the Fund any amounts paid by the Adviser under the fee waiver agreement. The Adviser and the Fund have also entered into an expense limitation and reimbursement agreement (the Expense Limitation Agreement) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (including all organizational and offering expenses, but excluding taxes, interest, brokerage commissions, incentive fees, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.95% per annum of the Fund’s average daily net assets attributable to Class Y shares (the Expense Limitation). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date in which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect at least until July 17, 2026, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund’s Board on 60 days’ written notice to the Adviser. See “Management of the Fund.”

The Summary of Expenses Table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. More information about management and incentive fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 28 of this prospectus.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return (the example assumes the Fund’s Expense Limitation Agreement will remain in effect for two years):

Share Class	1 Year	3 Years	5 Years	10 Years
Class Y	$20	$62	$108	$236

Shareholders who choose to participate in repurchase offers by the Fund will not incur a repurchase fee. However, if shareholders request repurchase proceeds be paid by wire transfer, such shareholders will be assessed an outgoing wire transfer fee at prevailing rates charged by the Transfer Agent, which is currently $15. The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

FINANCIAL HIGHLIGHTS

Because the Fund commenced operations on or following the date of this Prospectus, no financial highlights are shown. You may request a copy of the Fund’s annual and semi-annual reports, once available, at no charge by calling the Fund at 833-510-8133 or by visiting www.boosterincomefund.com.

USE OF PROCEEDS

The net proceeds of the continuous offering of shares will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable (and within three months) after receipt. The Fund will pay offering expenses incurred with respect to its continuous offering. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed income mutual funds. Investors should expect, therefore, that, before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate.

THE FUND

The Fund is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 30, 2024. The Fund’s principal office is located at 1745 S Naperville Rd., Suite 200, Wheaton, IL 60189, and its telephone number is 833-510-8133.

OFFERING OF FUND SHARES

The Fund, as noted above, is a non-diversified, closed-end management investment company registered as such under the 1940 Act. The Fund is operated as an interval fund pursuant to Rule 23c-3 under the 1940 Act. The offering of the shares of beneficial interest of the Fund is conducted on a continuous basis in accordance with the terms set forth in this prospectus and in accordance with U.S. securities laws. The offering for this Fund is not intended as a public offer in any jurisdiction outside of the United States, and, as such, the Fund is not publicly registered with any authority(ies) located outside of the United States. No sale of shares of beneficial interest of the Fund will be made in any jurisdiction in which such sale is not authorized or permitted by an exemption, and no such sale will be made to any person to whom it is unlawful to make any such sale.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund’s investment objective is to seek high current income and attractive risk-adjusted returns.

The Fund pursues its investment objective by investing primarily in structured notes. Structured notes are a flexible and evolving segment of the capital markets that combines a debt security with exposure to an underlying asset or assets. Structured notes are not a direct investment in the underlying asset or assets. Structured notes are issued by financial institutions as senior unsecured debt securities of the issuer. Payments on structured notes are subject to the risk of the issuer (or guarantor).

The Fund sources structured notes from multiple issuers. The Sub-Advisor believes this approach can provide the Fund with a wide range of investment and issuer exposures. This allows the Sub-Advisor the ability to dynamically select the structured notes held in the Fund.

Structured notes offer investment opportunities with a range of features and underlying asset class exposures. In general, the three broad categories of Structured Notes are enhanced yield investments, leveraged performance investments, and principal protected investments. While the Fund will focus its investments on enhanced yield investments, during periods of extreme volatility, the Fund will also invest in leveraged performance investments with 0%-20% of Fund assets and principal protected investments with 0%-20% of Fund assets.

While the underlying asset of the structured notes can be a stock, an equity index, or another fund, the Fund will primarily invest in notes linked to broad-based US and developed market equity indices such as the S&P 500, NASDAQ, Russell 2000, or Euro STOXX 50. The underlying assets will be primarily focused on US and European markets and large and mid-capitalization securities. The Fund does not intend to focus on any particular industry.

Enhanced Yield Investments

Callable Yield Notes. The Fund pursues enhanced yield through investing in a variety of Yield Notes. These Yield Notes provide periodic coupon payments and may be redeemed by the issuer at or prior to maturity under certain conditions. A coupon payment in context of a structured note refers to the periodic interest payment made by the issuer to the investor. Redemption refers to the process by which the investor receives the return of their principal investment from the issuer either at maturity or on a pre-determined date prior to maturity under certain conditions. There are multiple variations of this type of Yield Note with customizable terms.

Leveraged Performance Investments

Growth Notes. The Fund may opportunistically seek investments in growth notes that provide upside exposure to an underlying asset class with varying levels of downside protection. Growth notes are typically linked to the performance of an underlying asset or index through a reference mechanism such as derivative contracts. Growth notes often include protections in a form of a barrier and/or buffer to mitigate downside risk and limit potential losses. Both barriers and buffers are predetermined thresholds, typically expressed as a percentage, which provides investors with protection against losses. A barrier is commonly linked with contingent protection, or what’s often termed “soft protection”, which means that, if the value of the underlying asset or index exceeds the barrier level, the investor’s principal investment is fully at risk. A buffer usually offers “hard protection”, which means that, if the value of the underlying asset or index remains above the buffer level, the investor’s principal investment remains intact; however, if the value falls below the buffer level, an investor’s potential principal loss is limited to the extent of losses exceeding the buffer.

Principal Protected Investments

Principal Protected Notes. The Fund may opportunistically seek investments in fully or partially protected principal protected notes to provide upside exposure to an underlying asset class with either fully or partially principal protected terms (fully principal protected means 100% downside protection; partially principal protected means less than 100% protection (e.g. 90%). Principal protected notes are typically linked to the performance of an underlying asset or index through a reference mechanism such as derivative contracts.

To generate yield while the Sub-Adviser identifies attractive investment opportunities in structured notes, the Fund may invest in money market instruments, U.S. government securities, other high-quality debt instruments, and high yield fixed-income securities (often referred to as “junk bonds”) either as individual securities or through ETFs.

Investment Process

The Sub-Adviser will consider a variety of factors when selecting securities for the Fund’s portfolio, including predicted and actual volatility, correlation (the statistical relationship between the return of securities), existing and potential future income streams, the extent of downside protection, exposure to issuers, asset classes and sectors, credit quality of issuers, as well as prevailing market outlook, and other relevant technical indicators (moving averages, momentum and liquidity).

The Sub-Adviser selects the securities for the Fund’s portfolio with the goal of capturing the benefits of the different types of structured notes described above, with investments generally held until maturity. These maturities will typically range between 6 months and 10 years from the initial purchase date, with some investments offering an early redemption option based on the performance of specified financial indices or instruments. The types of structured notes selected may vary over time based on market conditions and the subjective assessment of the Sub-Adviser. The Fund will invest in structured notes that prioritize upside potential over downside protection during market sell-offs (a rapid and sustained sale of a large volume of securities), and invest in structured notes whose fair value, in the view of the Sub-Adviser, exceeds their current price during periods of market dislocation (circumstances in which financial markets, operating under stressful conditions, cease to price assets correctly in an absolute and relative basis). The Sub-Adviser’s subjective assessment is determined by review and analysis of multiple indicators such as (i) market sentiment as observed through CBOE Volatility Index (VIX), the high-low index, the bullish percent index (BPI), and moving averages; (ii) economic indicators prepared by the Council of Economic Advisers for the Congressional Joint Economic Committee; (iii) the interest rates and the direction of the monetary policy as announced by the Federal Reserve, and (iv) seasonal patterns established through analysis of historical financial market data.

Note coupon terms vary with market conditions and by issuer. The Sub-Advisor uses its discretion to customize the terms of the note. The common terms the sub-advisor customizes are listed below:

Yield Notes:

●	Adjusting Downside Threshold Level – usually between 20%-40%

●	Adjusting Coupon Payment Frequency – usually monthly or quarterly

●	Contingent or Fixed Coupon Payments – usually fixed coupons

●	Adjusting Underlying asset(s) – usually 3 equity indexes

Growth Notes:

●	Adjusting Downside Buffer – usually between 10-30%

●	Adjusting Barrier – usually between 20% and 50%

Principal Protected Notes:

●	Adjusting Level of Principal Protection – usually between 80%-100%

The Fund will primarily purchase structured notes through a competitive bidding process from third-party issuers on the terms the Sub-Adviser sets, and the Sub-Adviser will select the notes for the Fund’s portfolio with the highest available coupon.

Subsidiaries

Certain investments of the Fund will be held in Single-Asset Subsidiaries. In addition, the Fund may engage in bank borrowings through a Financing Subsidiary, which may act as the borrower of one or more revolving credit facilities. The Subsidiaries are subject to the same investment restrictions as the Fund, when viewed on a consolidated basis. The principal investment strategies and principal investment risks of the Subsidiaries are the principal investment strategies and principal investment risks of the Fund as reflected in this Prospectus. The financial statements of the Subsidiaries are consolidated with those of the Fund. Because the Fund may invest a substantial portion of its assets in the Subsidiaries, which may hold some of the investments described in this Prospectus, the Fund may be considered to be investing indirectly in some of those investments through its Subsidiaries. For that reason, references to the Fund may also include the Subsidiaries.

The Subsidiaries will be subject to the same investment restrictions and limitations, and follow the same compliance policies and procedures, as the Fund. The Fund complies with the provisions of the 1940 Act governing investment policies, capital structure and leverage on an aggregate basis with the Subsidiaries. In addition, the Subsidiaries comply with the provisions of the 1940 Act relating to affiliated transactions and custody. The Fund’s custodian also serves as the custodian to the Subsidiaries.

The Adviser and Sub-Adviser, who also serve in those roles for the Subsidiaries, will also comply with the provisions of the 1940 Act regarding investment advisory contracts and are considered to be an investment adviser to the Fund under the 1940 Act.

Leverage and Credit Facilities

The Fund may utilize leverage, including borrowing from banks in an amount of up to 33 1/3% of the Fund’s consolidated assets (defined as net assets plus borrowing for investment purposes). The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with liquidity. The Fund may enter into one or more Credit Facilities for the purpose of investment purchases and other liquidity requirements, subject to the limitations of the 1940 Act (as defined below) for borrowings. The Credit Facilities will be secured by the Fund’s assets.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objective. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Adviser and the Fund’s Portfolio Managers (as defined below) are subjective. The Fund may engage in borrowings and the use of leverage in acquiring investments.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. It is anticipated that the Fund’s portfolio turnover rate will ordinarily be between 20% and 75%. The portfolio turnover rate may exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Adviser or Sub-Adviser deems portfolio changes appropriate. The securities in which the Fund invests have limited liquidity, so it is not anticipated that the Fund will have high portfolio turnover. However, with the portion of its portfolio not invested in structured notes, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser or Sub-Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1) Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33 1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2) Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33 1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3) Purchase securities on margin, but may sell securities short and write call options.

(4) Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5) Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

(6) Purchase or sell commodities, commodity contracts, including commodity futures contracts, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8) Make loans to others, except (a) through the purchase of debt securities in accordance with its investment objectives and policies, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, and (c) by loaning portfolio securities.

(9) In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at NAV less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

If a restriction on a Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of a Fund’s investment portfolio, resulting from changes in the value of a Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. As a result, there can be no assurance as to what portion of the Fund’s distributions will be designated as qualified dividend income. See “U.S. Federal Income Tax Matters.”

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Related to an Investment in the Fund

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital prior to commencing operations. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to achieve profitability or allow the Fund to realize its investment objective. An inability to raise additional capital may adversely affect the Fund’s financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements.

No Operating History. The Fund is a closed-end investment company with no history of operations. The Fund may not be able to achieve its investment objective, including as a result of inopportune market or economic conditions.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Adviser to allocate effectively the Fund’s assets among the various securities in which the Fund invests. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Issuer and Non-Diversification Risk. Specific securities can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. As a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers. The Fund’s performance may be more sensitive to any single economic, business, political or regulatory occurrence than the value of shares of a diversified investment company. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Liquidity Risk. The Fund is a closed-end investment company structured as an “interval fund” and designed for long-term investors. Unlike many closed-end investment companies, the Fund’s shares are not listed on any securities exchange and are not publicly traded. There currently is no secondary market for the shares and the Adviser does not expect that a secondary market will develop. Limited liquidity is provided to shareholders only through the Fund’s quarterly repurchase offers for no less than 5% of the Fund’s shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer. The Fund’s investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk.

Management Risk. The NAV of the Fund changes daily based on the performance of the securities in which it invests. The Adviser’s judgment about the attractiveness, value and potential appreciation of a particular investment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Adviser’s Incentive Fee Risk. The Investment Advisory Agreement entitle the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee they received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received.

General Market Conditions Risk – An investment in shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in shares represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. The value of your shares at any point in time may be worth less than the value of your original investment, even after taking into account any reinvestment of distributions. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.

All investments involve risks, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Fund’s investment objectives will be achieved. The Fund may utilize investment techniques, such as leverage, which can in certain circumstances increase the adverse impact to which the Fund’s investment portfolio may be subject.

Various sectors of the global financial markets have been experiencing an extended period of adverse conditions. Market uncertainty has increased dramatically, particularly in the United States and Europe, and adverse market conditions have expanded to other markets. These conditions have resulted in disruption of markets, periods of reduced liquidity, greater volatility, general volatility of spreads, an acute contraction in the availability of credit and a lack of price transparency. These volatile and often difficult global market conditions have episodically adversely affected the market values of real estate, and other securities and this volatility may continue and conditions could even deteriorate further. Some of the largest banks and companies across many sectors of the economy in the United States and Europe have declared bankruptcy, entered into insolvency, administration or similar proceedings, been nationalized by government authorities, and/or agreed to merge with or be acquired by other banks or companies that had been considered their peers. The long-term impact of these events is uncertain, but could continue to have a material effect on general economic conditions, consumer and business confidence and market liquidity.

Economic problems in a single country are increasingly affecting other markets and economies, and a continuation of this trend could adversely affect global economic conditions and world markets. Uncertainty and volatility in the financial markets and political systems of the U.S. or any other country, including volatility as a result of the ongoing conflicts between Russia and Ukraine and Israel and Hamas and the rapidly evolving measures in response, may have adverse spill-over effects into the global financial markets generally.

Major public health issues, such as COVID-19, have at times, and may in the future impact the Fund. The COVID-19 pandemic caused substantial market volatility and global business disruption and impacted the global economy in significant and unforeseen ways. Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases or the threat thereof, and the resulting financial and economic market uncertainty, could have a material adverse impact on the Fund or its investments. Moreover, changes in interest rates, travel advisories, quarantines and restrictions, disrupted supply chains and industries, impact on labor markets, reduced liquidity or a slowdown in U.S. or global economic conditions resulting from a future public health crisis may also adversely affect the Fund or its investments. COVID-19, or any other health crisis and the current or any resulting financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Fund’s NAV, performance, financial condition, results of operations, ability to pay distributions, and portfolio liquidity, among other factors.

Failure of Financial Institutions and Sustained Financial Market Illiquidity. The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which the Fund and/or the Fund’s underlying investments have a commercial relationship could adversely affect, among other things, the Fund and/or the Fund’s underlying investments’ ability to pursue key strategic initiatives, including by affecting the Fund’s ability to borrow from financial institutions on favorable terms.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets over time. Although the prices of equity securities and fixed income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Repurchase Policy Risks. Quarterly repurchases by the Fund of its shares typically will be funded from available cash or sales of portfolio securities. However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its net assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s NAV.

Repurchase of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio, to the extent that additional shares are not sold. In addition, the repurchase of shares by the Fund may be a taxable event to shareholders. If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, so shareholders may not be able to tender as many shares as they would like during any quarterly repurchase offer.

Distribution Policy Risk. The Fund’s distribution policy is to make monthly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e. from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares.

Cybersecurity Risk. Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund and its affiliates and third-party service providers are subject to cybersecurity risks. Cybersecurity risks have significantly increased in recent years and the Fund could suffer such losses in the future. The Fund’s and its affiliates’ and third-party service providers’ computer systems, software, and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of their respective affiliates and third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify the Fund’s protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks.

Risks Related to the Fund’s Investments

Structured Products Risk. The Fund will primarily invest in structured notes. Among other risks, the products (i) are subject to the risks associated with the underlying assets; (ii) will often be leveraged, which will generally magnify the opportunities for gain and risk of loss; (iii) are highly complex, which may cause disputes as to their terms and impact the valuation and liquidity of such positions; and (iv) often contain significant obstacles to asserting “putback” or similar claims against the products.

●	Risk of Loss at Maturity. The Notes differ from ordinary debt securities in that the issuer will not necessarily pay the full principal amount of the notes at maturity. If the notes are not called, the issuer will repay the Fund the principal amount of the notes in cash only if the final price of the underlying asset is equal to or greater than the trigger price and will only make such payment at maturity. If the notes are not called and the final price is less than the trigger price, the Fund will be exposed to the negative underlying return and lose a significant portion or all of its initial investment in an amount proportionate to the decline in the price of the underlying asset.

●	Contingent Repayment of the Fund’s Principal Applies Only at Maturity. The Fund expects to hold the notes to maturity. If the Fund is able to sell its notes prior to maturity in the secondary market, it may have to sell them at a loss relative to its initial investment even if the then-current underlying asset price is equal to or greater than the trigger price at that time.

●	The Fund May Not Receive Any Contingent Coupons. The issuer will not necessarily pay periodic contingent coupons on the notes. If the closing price of the underlying asset on an observation date is less than the coupon barrier, the issuer will not pay the Fund the contingent coupon applicable to such observation date. If the closing price of the underlying asset is less than the coupon barrier on each of the observation dates, the issuer will not pay the Fund any contingent coupons during the term of, and you will not receive a positive return on, the notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on the notes.

●	The Fund’s Potential Return on the Notes is Limited and It Will Not Participate in any Appreciation of the Underlying Asset. The return potential of the notes is limited to the contingent coupon rate, regardless of the appreciation of the underlying asset. In addition, the total return on the notes will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the notes are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the notes could be called as early as the first observation date, the total return on the Notes could be minimal. If the notes are not called, you will not participate in any appreciation in the price of the underlying asset even though you will be subject to the underlying asset’s risk of decline. As a result, the return on an investment in the notes could be less than the return on a direct investment in the underlying asset.

●	Higher Contingent Coupon Rates are Generally Associated with a Greater Risk of Loss. Greater expected volatility with respect to the underlying asset reflects a higher expectation as of the trade date that the price of such underlying asset could close below its trigger price on the final valuation date of the notes. This greater expected risk will generally be reflected in a higher contingent coupon rate for that note. However, an underlying asset’s volatility can change significantly over the term of the notes and the price of the underlying asset for your notes could fall sharply, which could result in a significant loss of principal.

●	Reinvestment Risk. The notes will be called automatically if the closing price of the underlying asset is equal to or greater than the initial price on any observation date. In the event that the notes are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the notes at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the notes, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

●	Greater Expected Volatility Generally Indicates an Increased Risk of Loss at Maturity. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying asset. The greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of the trade date that the closing price of the underlying asset could be less than the coupon barrier on any observation date and that the final price of the underlying asset could be less than the trigger price on the final valuation date and, as a consequence, indicates an increased risk of loss. However, the underlying asset’s volatility can change significantly over the term of the notes, and a relatively lower coupon barrier and/or trigger price may not necessarily indicate that the notes have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your initial investment.

●	General Credit Risk. The Fund is subject to significant credit risk (i.e., the risk that an issuer or borrower will default in the payment of principal and/or interest on an instrument) in light of its investment strategy. Credit risk also includes the risk that a counterparty to a derivatives transaction (e.g., a swap counterparty or futures commission merchant) will be unwilling or unable to meet its obligations. Financial strength and solvency of an issuer or borrower are the primary factors influencing credit risk. In addition, degree of subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Investments in stressed or distressed companies inherently have more credit risk than do similar investments in other companies. The degree of credit risk associated with any particular Portfolio Investment or any collateral relating thereto may be difficult or impossible for the Adviser to determine within reasonable standards of predictability. The Adviser also expects to utilize various third parties that hold Fund assets (such as the prime broker) in implementing the Fund’s investment strategy, and the Fund will therefore also be subject to credit risk with respect to such entities.

●	Credit Risk of the Issuer. The notes are unsubordinated, unsecured debt obligations of the issuer, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any repayment of principal, depends on the ability of the issuer to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the issuer may affect the market value of the notes and, in the event the issuer were to default on its obligations, you may not receive any amounts owed to you under the terms of the notes and you could lose your entire investment.

Use of Leverage by the Fund. Although the Fund has the option to borrow, there are significant risks that may be assumed in connection with such borrowings. Investors in the Fund should consider the various risks of financial leverage, including, without limitation, the matters described below. There is no assurance that a leveraging strategy would be successful. Financial leverage involves risks and special considerations for shareholders including: (i) the likelihood of greater volatility of NAV of the shares than a comparable portfolio without leverage; (ii) the risk that fluctuations in interest rates on borrowings and short-term debt that the Fund must pay will reduce the return to the shareholders; (iii) the effect of financial leverage in a market experiencing rising interest rates, which would likely cause a greater decline in the NAV of the shares than if the Fund were not leveraged; and (iv) the potential for an increase in operating costs, which may reduce the Fund’s total return.

In the event that the Fund would be required to sell assets at a loss, including in order to redeem or pay off any borrowing, such a sale would reduce the Fund’s NAV and may make it difficult for the NAV to recover. The Fund nevertheless may continue to use financial leverage if the Adviser expects that the benefits to the shareholders of maintaining the leveraged position likely would outweigh a resulting reduction in the current return.

Certain types of borrowings by the Fund would result in the Fund being subject to covenants in credit agreements relating to asset coverage and Fund composition requirements that are more stringent than those currently imposed on the Fund by the 1940 Act. In addition, borrowings by the Fund may be made on a secured basis. The Custodian will then either segregate the assets securing the Fund’s borrowings for the benefit of the Fund’s lenders or arrangements will be made with a suitable sub-custodian. If the assets used to secure a borrowing decrease in value, the Fund may be required to pledge additional collateral to the lender in the form of cash or securities to avoid liquidation of those assets. In the event of a default, the lenders will have the right, through the Custodian, to redeem the Fund’s investments in underlying Investment Funds without consideration of whether doing so would be in the best interests of the Fund’s shareholders. The rights of any lenders to the Fund to receive payments of interest on and repayments of principal of borrowings will be senior to the rights of the Fund’s shareholders, and the terms of the Fund’s borrowings may contain provisions that limit certain activities of the Fund and could result in precluding the purchase of instruments that the Fund would otherwise purchase.

The use of financial leverage involves financial risk and would increase the exposure of the Fund’s investment returns to adverse economic factors such as rising interest rates, downturns in the economy or deterioration in the condition of the investments. There would be a risk that operating cash flow available to the Fund would be insufficient to meet required payments and a risk that it would not be possible to refinance existing indebtedness or that the terms of such refinancing would not be as favorable as the terms of existing indebtedness. Borrowings by the Fund may be secured by any or all of the assets of the Fund, with the consequences that the Fund may lose more than its equity stake in any one investment, and may lose all of its capital.

Fixed Income Risk. The value of investments in fixed income securities will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of fixed income securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

High Yield and Unrated Securities Risk. These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. High yield securities offer the potential for higher return, but also involve greater risk than bonds of higher quality, including an increased possibility that the security’s issuer, obligor or guarantor may not be able to make its payments of interest and principal (credit quality risk). If that happens, the value of the security may decrease. An economic downturn or period of rising interest rates (interest rate risk) could adversely affect the market for these securities and reduce the Fund’s ability to sell its securities (liquidity risk). Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund’s share price.

The risks associated with unrated securities can be similar to the risks of below investment grade securities. In addition, the determination of credit quality for an unrated security is based largely on the credit analysis performed by the Adviser, and not on rating agency evaluation. This analysis may be difficult to perform because information about these securities may not be in the public domain, and the issuers may not subject to reporting requirements under federal securities laws.

Interest Rate Risk. The fixed-income instruments that the Fund may invest in are subject to the risk that market values of such securities will decline as interest rates increase. These changes in interest rates have a more pronounced effect on securities with longer durations. Typically, the impact of changes in interest rates on the market value of an instrument will be more pronounced for fixed-rate instruments, such as most corporate bonds, than it will for floating rate instruments. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV. It cannot be predicted with certainty when, or how, Federal Reserve’s interest rate policies will change, but actions by the Federal Reserve and other central bankers may have a significant effect on interest rates and on the U.S. and world economies generally. Market volatility, rising interest rates, uncertainty around interest rates and/or unfavorable economic conditions could adversely affect our business. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the Fund’s debt investments, particularly to the extent that it holds floating rate debt securities. Accordingly, an increase in interest rates would make it easier for the Fund to meet or exceed the Incentive Fee hurdle rate and may result in a substantial increase to the amount of Incentive Fees payable to the Advisors with respect to pre-incentive fee net investment income. See “Management of the Funds – Investment Adviser – Management and Incentive Fees.”

Inflation/Deflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund and its distributions can decline.

In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer defaults more likely, which may result in a decline in the value of the Fund’s portfolio.

Due to global supply chain disruptions, a rise in energy prices, strong consumer demand as economies continue to reopen and other factors, inflation has accelerated in the U.S. and globally. Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and portfolio companies’ operations. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on their loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in a portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations.

Inflation may continue in the near to medium-term, particularly in the U.S., with the possibility that monetary policy may tighten in response.

Foreign Securities and Emerging Markets Risk. Foreign securities have investment risks different from those associated with domestic securities. Changes in foreign economies and political climates are more likely to affect the Fund with investments in foreign securities than another fund that invests exclusively in domestic securities. The value of foreign currency denominated securities or foreign currency contracts is affected by the value of the local currency relative to the U.S. dollar. There may be less government supervision of foreign markets, resulting in non-uniform accounting practices and less publicly available information about issuers of foreign securities. The value of foreign investments may be affected by changes in exchange control regulations, application of foreign tax laws (including withholding tax), changes in governmental economic or monetary policy (in this country or abroad), or changed circumstances in dealings between nations. In addition, foreign brokerage commissions, custody fees, and other costs of investing in foreign securities are often higher than in the United States. Investments in foreign issues could be affected by other factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, and potential difficulties in enforcing contractual obligations.

The Fund may also invest in emerging markets, which are markets of countries in the initial stages of industrialization and have low per capita income. In addition to the risks of foreign securities in general, countries in emerging markets are more volatile and can have relatively unstable governments, social and legal systems that do not protect shareholders, economies based on only a few industries, and securities markets that trade a small number of issues which could reduce liquidity.

Derivatives Risk. While the Fund will not invest directly in derivative instruments, many of the structured notes in which the Fund invests are linked to the performance of an underlying asset or index through a reference mechanism such as derivative contracts. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by common shareholders.

●	Options Risk. The Fund may lose the entire put option premium paid if the underlying security does not decrease in value at expiration. Put options may not be an effective hedge because they may have imperfect correlation to the value of the Fund’s portfolio securities. Purchased put options may decline in value due to changes in price of the underlying security, passage of time and changes in volatility. Written call and put options may limit the Fund’s participation in equity market gains and may magnify the losses if the price of the written option instrument increases in value between the date when the Fund write the option and the date on which the Fund purchase an offsetting position. The Fund will incur a loss as a result of a written options (also known as a short position) if the price of the written option instrument increases in value between the date when the Fund write the option and the date on which the Fund purchases an offsetting position.

●	Swaps Risk. The Fund’s use of swaps involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments and exposes the Fund to the risks associated with derivative instruments described above. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Swaps can involve greater risks than direct investment in securities, because swaps may be leveraged and subject to counterparty risk (e.g., the risk of a counterparty’s defaulting on the obligation or bankruptcy), credit risk and pricing risk (i.e., swaps may be difficult to value). Swaps are also subject to non-correlation risk because they may not be perfect substitutes for the instruments they are intended to hedge or replace. Swaps may also be considered illiquid. It may not be possible for the Fund to liquidate a swap position at an advantageous time or price, which may result in significant losses.

●	Futures Risk. The Fund’s use of futures involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. These risks include (i) leverage risk (ii) risk of mispricing or improper valuation; and (iii) the risk that changes in the value of the futures contract may not correlate perfectly with the underlying index. Investments in futures involve leverage, which means a small percentage of assets invested in futures can have a disproportionately large impact on the Fund. This risk could cause the Fund to lose more than the principal amount invested. Futures contracts may become mispriced or improperly valued when compared to the adviser’s expectation and may not produce the desired investment results. Additionally, changes in the value of futures contracts may not track or correlate perfectly with the underlying index because of temporary, or even long-term, supply and demand imbalances and because futures do not pay dividends unlike the stocks upon which they are based.

Cash and Cash Equivalents Risk. At any time, the Fund may have significant investments in cash or cash equivalents. When a substantial portion of a portfolio is held in cash or cash equivalents, there is the risk that the value of the cash account, including interest, will not keep pace with inflation, thus reducing purchasing power over time.

U.S. Government Securities Risk. U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. government and generally have negligible credit risk. Securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. government. The Fund may be subject to such risk to the extent it invests in securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises.

Risk of Investing in other Funds. Other investment companies including money market funds and ETFs (“Underlying Funds”) in which the Fund invests are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, the cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds and may be higher than other funds that invest directly in stocks and bonds. Additional risks of investing in Underlying Funds are described below:

●	Net Asset Value and Market Price Risk of ETFs: The market value of ETF shares may differ from their net asset value. This difference in price may be due to the fact that the supply and demand in the market for fund shares at any point in time is not always identical to the supply and demand in the market for the underlying basket of securities. Accordingly, there may be times when shares trade at a premium or discount to net asset value.

●	ETF Tracking Risk: Passive ETFs in which the Fund invests will not be able to replicate exactly the performance of the indices they track because the total return generated by the securities will be reduced by transaction costs incurred in adjusting the actual balance of the securities. In addition, the passive ETFs in which the Fund invests will incur expenses not incurred by their applicable indices. Certain securities comprising the indices tracked by the passive ETFs may, from time to time, temporarily be unavailable, which may further impede the passive ETFs’ ability to track their applicable indices.

●	Management Risk: When the Fund invests in Underlying Funds there is a risk that the investment advisers of those Underlying Funds may make investment decisions that are detrimental to the performance of the Fund.

Tax Risk. The income and gains from certain of the Fund’s investments may not allow the Fund to be treated as a regulated investment company under the Internal Revenue Code. If the Fund fails to qualify as a regulated investment company under the Internal Revenue Code in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its income at the rates generally applicable to corporations and distributions to shareholders would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

Possible Risk of Conflicts

Allocation of Investment Opportunities Risk. The Adviser and Sub-Adviser, directly or through their affiliates, may manage or advise multiple investment vehicles or accounts that have investment objectives that are similar to the Fund and that may seek to make investments or sell investments in the same securities or other instruments, sectors or strategies as the Fund. This may create potential conflicts, particularly in circumstances where the availability of such investment opportunities is limited or where the liquidity of such investment opportunities is limited. The results of the Fund’s investment activities may differ significantly from the results achieved by such other managed investment vehicles or accounts. It is possible that one or more of such vehicles or accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Fund.

Speculative Investments Risk. The Incentive Fee payable by the Fund to the Adviser may create an incentive for them to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage them to use leverage to increase the return on the Fund’s investments. In addition, the fact that the management fee is payable based upon the Fund’s average daily gross assets, which would include any borrowings for investment purposes, may encourage the Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. The Board is comprised of three Trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment adviser. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the SAI.

Investment Adviser

Booster Asset Management, LLC, located at 1745 S Naperville Rd., Suite 200, Wheaton, IL 60189 serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Advisers Act. The Adviser is Illinois limited liability company that was formed in February 2024. The Adviser is solely owned by The Nadim “Dean” Zayed Living Trust, Dated May 1, 2003, which is controlled by Nadim Zayed who is the Chief Executive Officer of the Sub-Adviser.

The Adviser will supervise and provide oversight of the Fund’s service providers, including the Sub-Adviser. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Advisory Agreement with the Adviser and the Sub-Advisory Agreement with the Sub-Adviser will be included in the Fund’s first semi-annual report to shareholders for fiscal period ending February 28, 2024.

Management and Incentive Fees

Pursuant to the Investment Advisory Agreement between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components — a base management fee and an incentive fee.

The management fee is calculated and payable monthly in arrears at the annual rate of 1.25% of the Fund’s average daily total assets during such period.

The incentive fee is calculated and payable quarterly in arrears in an amount equal to 15.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s quarterly repurchase policy.

The calculation of the incentive fee on pre-incentive fee net investment income for each quarter is as follows:

●	No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% per quarter (or an annualized rate of 6.00%) of adjusted capital;

●	100% of the Fund’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.7647% of adjusted capital. The Fund’s pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 1.7647%) is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 1.7647% in any calendar quarter; and

●	15.0% of the amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds 1.7647% of adjusted capital in any calendar quarter is payable to the Adviser once the hurdle rate is reached and the catch-up is achieved (15.0% of all pre-incentive fee net investment income thereafter will be allocated to the Adviser).

The term “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the base management fee, expenses reimbursed to the Adviser under the Investment Advisory Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The management fee the Fund pays to the Adviser is based on average daily total assets, which includes leverage incurred by the Fund. Because the management fee is based on average daily total assets, there is a risk that this may encourage the Fund’s Adviser to obtain leverage to make additional investments.

The incentive fee is intended to compensate the Adviser if the Fund generates a certain level of income during a particular quarter. The Fund’s “pre-incentive fee net investment income” must meet a threshold of 1.50% of adjusted capital during a quarter in order for the Adviser to be eligible to earn incentive fees. The hurdle rate is measured against adjusted capital since the Fund is engaged in a continuous offering of shares. Adjusted capital takes into account the amount of capital raised in the public offering, less any repurchases pursuant to the Fund’s quarterly repurchase policy. Since capital is being raised continuously, the Fund believes that the hurdle rate should be measured against adjusted capital rather than another metric, such as total assets that would include leverage.

The following is a graphical representation of the calculation of the Incentive Fee:

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the Fund’s adjusted capital)

These calculations will be appropriately prorated for any period of less than three months and adjusted, if appropriate, for any equity capital raises or repurchases during the current calendar quarter.

Example: Subordinated Incentive Fee on Income for Each Calendar Quarter

Scenario 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.4%

Preferred return(1) = 1.50%

Base management fee(2) = 0.3125%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = %0.1375%

Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = %0.95

Pre-incentive fee net investment income does not exceed the preferred return rate; therefore there is no subordinated incentive fee on income payable.

Scenario 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.00%

Preferred return(1) = 1.50%

Base management fee(2) = 0.3125%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.1375%

Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = %1.55%

Subordinated incentive fee on income	= 100% × pre-incentive fee net investment income (subject to “catch-up”)(4)

= 100% × (%1.55% – 1.5%)

= 0.05%

Pre-incentive fee net investment income exceeds the preferred return rate, but does not fully satisfy the “catch-up” provision, therefore the subordinated incentive fee on income is 0.05%

Scenario 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

Preferred return(1) = 1.50%

Base management fee(2) = 0.3125%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.1375%

Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = 2.050

Catch up = 100% × pre-incentive fee net investment income (subject to “catch-up”)(4)

Subordinated incentive fee on income = 100% × “catch-up” + (15.0% × (pre-incentive fee net investment income – 1.7647%))

Catch up	= 1.7647% – 1.50%

= 0.2647%

Subordinated incentive fee on income	= (100% × 0.2647%) + (15.0% × ((2.050-1.7647)

= 0.2647% + (15% 0.2853

= 0.2647% + 0.0428%0.3075%

Pre-incentive fee net investment income exceeds the fixed preferred return and fully satisfies the “catch-up” provision, therefore the subordinated incentive fee on income is 0.3075%

(1)	Represents 6.0% annualized preferred return.
(2)	Represents 1.25% annualized base management fee on average total assets.
(3)	Excludes organization and offering expenses.
(4)	The “catch-up” provision is intended to provide our Adviser with an incentive fee of 15.0% on all pre-incentive fee net investment income when our net investment income exceeds 1.7647% in any calendar quarter.
*	The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Expense Limitation

The Adviser has entered into a fee waiver agreement with the Fund under which it has agreed to waive or reduce its fees by 0.25% of the average daily net assets of the Fund through July 17, 2026, and may be terminated by the Board of Trustees at any time. The Advisor cannot recoup from the Fund any amounts paid by the Adviser under the fee waiver agreement. The Adviser and the Fund have also entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organizational and offering expenses, but excluding interest, brokerage commissions, incentive fees, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.95% per annum of the Fund’s average daily net assets attributable to Class Y shares (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date in which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least until July 17, 2026, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days written notice to the Adviser. After July 17, 2026, the Expense Limitation Agreement may be renewed at the Adviser’s discretion.

Investment Sub-Adviser

The Adviser has engaged Brookstone Asset Management, LLC (the “Sub-Adviser”), a registered investment adviser under the Advisers Act, to provide ongoing research, recommendations, and day-to-day portfolio management with respect to the Fund’s investment portfolio. The Sub-Adviser is Illinois limited liability company that was formed in August 2023 and is an affiliate of the Adviser. The Sub-Adviser is wholly-owned by Brookstone Capital Management LLC, which is majority-owned by AL BCM, LLC. AL BCM, LLC is wholly-owned by AL Marketing, LLC. AL Marketing, LLC is wholly-owned by Amerilife Group, LLC. Amerilife Group, LLC is wholly-owned by Amerilife Midco, LLC. Amerilife Midco, LLC is wholly-owned by Amerilife Holdings, LLC. Amerilife Holdings, LLC is wholly-owned by Accelerate Buyer, LLC. Accelerate Buyer, LLC is wholly-owned by Accelerate Intermediate Holdings 1 LLC. Accelerate Intermediate Holdings 1 LLC is wholly-owned by Accelerate Intermediate Holdings 2 LLC. Accelerate Intermediate Holdings 2 LLC is wholly-owned by Accelerate Topco Holdings LLC. Accelerate Topco Holdings LLC is controlled by Genstar Capital Partners X, LP. Genstar Capital Partners X, LP is owned by its shareholders, none of whom have a controlling interest in Genstar Capital Partners X, LP.

Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and the Sub-Adviser. Under the terms of the Sub-Advisory Agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. Pursuant to the Sub-Advisory Agreement, the Adviser pays the Sub-Adviser a monthly management fee computed at the annual rate based on the percentage of the Fund’s daily net assets set forth below:

0.50% of the Fund’s assets managed by the Sub-Adviser until such assets reach $3 billion; and

0.40% of the Fund’s assets managed by the Sub-Adviser once such assets exceed $3 billion

Portfolio Managers

Dean Zayed, Matt Lovett, Mark DiOrio, and Alex Bobin are the Fund’s portfolio managers (“Portfolio Managers”) and oversee the day-to-day investment operations of the Fund. The biographical information for Mr. Zayed, Mr. Lovett, Mr. DiOrio, and Mr. Bobin is presented below.

Dean Zayed has been the founder and Chief Executive Officer of the Advisor since 2024 and the Sub-Advisor since 2006. Dean received his BA in economics from Northwestern University where he completed the Business Institutions Programs, the Undergraduate Leadership Program and was a member of the Omicron Delta Epsilon Economics Honor Society. He received his JD from Northwestern University School of Law and his master’s degree in taxation (LLM) from Chicago-Kent College of Law. Dean is a Certified Financial Planner (CFP) and holds the Illinois insurance license for life, health and long-term care.

Matt Lovett joined the adviser as Chief Compliance Officer in 2013 and has over twenty years of comprehensive compliance experience. He received a BA in economics from the University of Maryland.

Mark DiOrio is the Chief Investment Officer of the Sub-Advisor and has led the Investment Committee of the Sub-Advisor since 2015. Mark has more than 20 years of investment industry experience, including 15 years of multi-asset class portfolio management. Mark received his MBA from Benedictine University, his BA from Eastern Illinois University and is a Charter Financial Analyst. He is a member of the CFA Institute and CFA Society of Chicago.

Alex Bobin has been the Head of Portfolio Strategy and Structured Solutions at the Sub-Advisor since 2023. He joined the firm as Senior Investment Analyst in 2019. He has extensive cross-industry experience spanning financial services, real estate, technology, and insurance. Alex received his MBA from the University of Chicago Booth School of Business. He is a Chartered Financial Analyst and a member of the CFA Institute and CFA Institute of Chicago.

The SAI provides additional information about the Portfolio Manager’s compensation, other accounts managed and ownership of Fund shares.

Administrator, Transfer Agent, and Accounting Agent

Ultimus Fund Solutions, LLC (“Administrator”), located at 225 Pictoria Drive, Cincinnati, OH 45246 serves as Administrator, Transfer Agent, and Accounting Agent. For its services as Administrator, Transfer Agent, and Accounting Agent, the Fund pays Administrator the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Custodian

U.S. Bank, N.A., with its principal place of business located at 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Adviser is obligated to pay expenses associated with providing the services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund. The Adviser is obligated to pay the fees of any Trustee of the Fund who is affiliated with it.

The Administrator is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting), including compensation of and office space for its officers and employees and administration of the Fund. The Transfer Agent is obligated to pay expenses associated with providing the services contemplated by a Transfer Agency Agreement, including compensation for its officers and employees providing transfer agent services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the Custodian and Transfer Agent in connection with the Fund’s dividend reinvestment plan, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) costs associated with the Fund’s quarterly repurchase offers, (xii) distribution and shareholder servicing fees and (xiii) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

Class Y shares are subject to a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Fund attributable to Class Y shares.

The Investment Advisory Agreement authorizes the Adviser or its delegate to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons

A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of the date of this Prospectus, no entity or person owned of record or beneficially 25% or more of the outstanding Class Y shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The NAV of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. The Fund’s shares will be offered at NAV, if any. The Fund’s NAV per share is calculated by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses and other liabilities of the Fund by the total number of shares outstanding. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares.

Valuation of Public Securities

Readily marketable portfolio securities listed on a public exchange are valued at their current market values determined on the basis of market or dealer quotations obtained from independent pricing services approved by the Board. Such quotes typically utilize official closing prices, generally the last sale price, reported to the applicable securities exchange if readily available. If there has been no sale on such day that value is being determined, the securities are valued at the last reported sale price unless the Fair Value Pricing Committee believes the price is no longer reliable. If market prices become unreliable because of events occurring after the close of trading, then the security is valued by such method as the Fair Value Pricing Committee shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected by the exchange representing the principal market for such securities. Securities trading on NASDAQ are valued at NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over the counter, are valued using quotations obtained from independent pricing services approved by the Board. If such quotations are not readily available or become unreliable, the Fair Value Pricing Committee may recommend valuation through other means. Where securities are traded on more than one exchange and also over the counter, the securities will generally be valued using quotations obtained from independent pricing services approved by the Board.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market but may be fair valued if subsequent events occurring before the computation of NAV have materially affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund’s NAV may change at times when it is not possible to purchase or sell shares of the Fund.

The Board will determine, in good faith, the fair value of securities for which market or dealer quotations are not readily available or deemed unreliable. In determining the fair value of publicly traded securities for which market or dealer quotations are not readily available or unreliable the Adviser, together with the Fair Value Pricing Committee, will take into account all reasonably available information that may be relevant to a particular security including, but not limited to: pricing history, current market level, supply and demand of the respective security; comparison to the values and current pricing of securities that have comparable characteristics; knowledge of historical market information with respect to the security; fundamental analytical data, such as periodic financial statements, and other factors or information relevant to the security, issuer, or market. For securities that are fair valued in ordinary course of Fund operations, the Board, has delegated the day-to-day responsibility for determining fair valuation to the Fair Value Pricing Committee in accordance with the policies approved by the Board. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a Portfolio Manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the Portfolio Manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific Portfolio Manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars,” if any). The Adviser has adopted policies and procedures and has structured its Portfolio Managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

QUARTERLY REPURCHASES OF SHARES

Once each quarter, the Fund will offer to repurchase at NAV no less than 5% of the outstanding shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the NYSE no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (each a “Repurchase Pricing Date”).

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their shares and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days. Payment pursuant to the repurchase will be made by checks to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the Repurchase Request Deadline.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder. If you own an IRA or other retirement plan, you must indicate on your redemption request whether the Fund should withhold federal income tax. Unless you elect in your redemption request that you do not want to have federal tax withheld, the redemption will be subject to withholding.

Notice to Shareholders

No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the shares will be the NAV of the shares as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 833-510-8133 or visit www.boosterincomefund.com to learn the current NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Contingent Deferred Sales Charges

Class Y shares are not subject to a contingent deferred sales charge.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the shares on a pro rata basis. However, the Fund may accept all shares tendered for repurchase by shareholders who own less than one hundred shares and who tender all of their shares, before prorating other amounts tendered.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of shares by the Fund will be a taxable event to shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a shareholder’s only means of liquidity with respect to his or her shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to redeem shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

DISTRIBUTION POLICY AND DIVIDEND REINVESTMENT PLAN

Monthly Distribution Policy

The Fund’s distribution policy is to make monthly distributions to shareholders. The distribution rate may be modified by the Board from time to time. All or a portion of a distribution may consist of a return of capital. Shareholders should not assume that the source of a distribution from the Fund is net profit. Although such distributions are not currently taxable, such distributions will have the effect of lowering a shareholder’s tax basis in the shares which will result in a higher tax liability when the shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain.

Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Plan.”

The monthly distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each month. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Please refer to the Fund’s most recent Section 19(a) notice, available at www.boosterincomefund.com, for additional information regarding the composition of distributions. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board reserves the right to change the monthly distribution policy from time to time.

Dividend Reinvestment Plan

The Fund will operate under a dividend reinvestment plan administered by the Transfer Agent. Pursuant to the policy, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should notify the Transfer Agent in writing at Booster Income Opportunities Fund, c/o Ultimus Fund Solutions, LLC, Via Regular Mail: P.O. Box 541150, Omaha, Nebraska 68154 or Via Overnight Mail: 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022-3474. Under the dividend reinvestment plan, the Fund’s Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the shareholder’s behalf, will receive additional authorized shares from the Fund either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Transfer Agent will hold shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder’s proxy, if any, will include those shares purchased pursuant to the dividend reinvestment plan. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating shareholders.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment plan, the Transfer Agent will administer the dividend reinvestment plan on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder’s name and held for the account of beneficial owners participating under the dividend reinvestment plan.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment plan, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See “U.S. Federal Income Tax Matters.”

The Fund reserves the right to amend or terminate the dividend reinvestment plan. There is no direct service charge to participants with regard to purchases under the dividend reinvestment plan; however, the Fund reserves the right to amend the dividend reinvestment plan to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment plan should be directed to the Transfer Agent at Booster Income Opportunities Fund, c/o Ultimus Fund Solutions, LLC, Via Regular Mail: P.O. Box 541150, Omaha, Nebraska 68154 or Via Overnight Mail: 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022-3474. Certain transactions can be performed by calling the toll-free number 833-510-8133.

U.S. FEDERAL INCOME TAX MATTERS

The following briefly summarizes some of the important federal income tax consequences to shareholders of investing in the Fund’s shares, reflects the federal tax law as of the date of this prospectus, is intended for U.S. shareholders, and does not address special tax rules applicable to certain types of investors, such as corporate, tax-exempt and foreign investors. Investors should consult their tax advisers regarding other federal, state, local, or foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder of the Fund that acquires, holds and/or disposes of shares of the Fund, and reflects provisions of the Code, existing Treasury regulations, rulings published by the IRS, and other applicable authority, as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund and the discussion set forth herein does not constitute tax advice. For more detailed information regarding tax considerations, see the SAI. There may be other tax considerations applicable to particular investors such as those holding shares in a tax deferred account such as an IRA or 401(k) plan. In addition, income earned through an investment in the Fund may be subject to state, local and foreign taxes.

The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company under Subchapter M of the Code. In order for the Fund to qualify as a regulated investment company, it must meet an income and asset diversification test each year. If the Fund so qualifies and satisfies certain distribution requirements, the Fund (but not its shareholders) will not be subject to federal income tax to the extent it distributes its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital loss) in a timely manner to its shareholders in the form of dividends or capital gain distributions. The Code imposes a 4% nondeductible excise tax on regulated investment companies, such as the Fund, to the extent they do not meet certain distribution requirements by the end of each calendar year. The Fund anticipates meeting these distribution requirements. Shareholders will not be subject to the alternative minimum tax.

Unless a shareholder is ineligible to participate or elects otherwise, all distributions will be automatically reinvested in additional shares of the Fund pursuant to the dividend reinvestment plan. For U.S. federal income tax purposes, all dividends are generally taxable whether a shareholder takes them in cash or they are reinvested pursuant to the policy in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (including short-term capital gains) will generally be treated as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of the Fund’s net capital gains (“capital gain dividends”), if any, are taxable to shareholders as capital gains, regardless of the length of time shares have been held by shareholders. Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder of the Fund (assuming the shares are held as a capital asset). A corporation that owns Fund shares generally will not be entitled to the dividends received deduction with respect to all of the dividends it receives from the Fund. Fund dividend payments that are attributable to qualifying dividends received by the Fund from certain domestic corporations may be designated by the Fund as being eligible for the dividends received deduction. There can be no assurance as to what portion of Fund dividend payments may be classified as qualifying dividends. The determination of the character for U.S. federal income tax purposes of any distribution from the Fund (i.e. ordinary income dividends, capital gains dividends, qualified dividends or return of capital distributions) will be made as of the end of the Fund’s taxable year. Generally, no later than 60 days after the close of its taxable year, the Fund will provide shareholders with a written notice designating the amount of any capital gain distributions and any other distributions.

The Fund will inform its shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

The Fund is required to compute and report the cost basis on shares sold or exchanged. The Fund has elected to use the first in, first out (“FIFO”) method unless it is instructed to select a different method, or a shareholder chooses to specifically identify shares at the time of each sale or exchange. If a shareholder’s account is held by a broker or other adviser, they may select a different method. In these cases, shareholders should contact the holder of the shares to obtain information with respect to the available methods and elections for such accounts. Shareholders should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on federal and state income tax returns.

Cost Basis Reporting

The Fund has chosen the First -In, First-Out (FIFO) method as its default tax lot identification method for all shareholders. The Fund’s standing tax lot identification method is the method by which shares will be reported on a shareholder’s Consolidated Form 1099 if you do not select a specific tax lot identification method. A shareholder may choose a method different from the Fund’s standing method and will be able to do so at the time of purchase or upon the repurchase of Fund shares.

Taxation of Foreign Shareholders

Because of the fact-specific impact of the applicable U.S. tax rules and their interaction with tax treaties, a shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (“foreign shareholder”) as defined in the Code are urged to consult their own tax advisor regarding the U.S. federal tax consequences of the holding, sale, exchange or other disposition of the Fund’s shares. The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.

Generally, a foreign shareholder will be subject to U.S. federal income tax on distributions received from the Fund or upon dispositions of Shares if the Fund is “effectively connected” with a U.S. trade or business carried on by the foreign shareholder.

Income Not Effectively Connected. If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income may be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the foreign shareholder), which tax generally is withheld from such distributions by the Fund. All foreign shareholders should consult their tax advisors to determine the appropriate tax forms to provide to the Fund to claim a reduced rate or exemption from U.S. federal withholding taxes, and the proper completion of those forms.

Capital gain dividends and any amounts retained by the Fund that are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or applicable lower treaty rate) unless the foreign shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

Notwithstanding the foregoing, properly reported dividends generally are exempt from U.S. withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% equity holder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing the correct IRS Form W-8). In the case of Fund shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. If a repurchase of a shareholder’s shares by the Fund does not qualify for sale or exchange treatment, the shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free dividend, or capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the shareholder’s tax basis in the relevant Fund shares repurchased. If the repurchase qualifies as a sale or exchange, the shareholder generally will realize capital gain or loss equal to the difference between the amount received in exchange for the repurchased shares and the adjusted tax basis of those shares.

Any capital gain that a foreign shareholder realizes upon a repurchase of Fund shares or otherwise upon a sale or exchange of Fund shares will ordinarily be exempt from U.S. tax unless (i) in the case of a foreign shareholder that is a nonresident alien individual, the gain is U.S. source income and such shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements, or (ii) at any time during the shorter of the period during which the foreign shareholder held such Fund shares and the five-year period ending on the date of the disposition of those shares, the Fund was a “United States real property holding corporation” (as such term is defined in the Code) and the foreign shareholder actually or constructively held more than 5% of the Fund’s shares.

Income Effectively Connected. If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund that are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Fund shares will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations, and such taxable amounts may subject a foreign shareholder to U.S. tax filing obligations. Foreign corporate shareholders may also be subject to the branch profits tax imposed by the Code.

In the case of a foreign shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the foreign shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption.

FATCA. Payments to a shareholder that is either a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax on: (a) income dividends paid by a Fund and (b) certain capital gain distributions and the proceeds arising from the sale of Fund shares paid by the Fund. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the IRS to, among other requirements, report required information about certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. A Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of a Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 30, 2024. The Fund’s Declaration of Trust (the “Declaration of Trust”) provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

The following table shows the amounts of Fund shares that have been authorized and are outstanding as of the date of this prospectus:

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Excluding Amount Held by Fund or for its Account
Class Y Shares	Unlimited	None	None

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the Fund. See “Dividend Reinvestment Plan.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. The Transfer Agent will maintain an account for each shareholder upon which the registration of shares is recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The 1940 Act does not provide shareholders with an affirmative right to remove a Trustee. Furthermore, the Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation except for a merger or consolidation with or into a Principal Shareholder (as defined in the Declaration of Trust.

The Declaration of Trust also includes provisions permitting a shareholder to bring a derivative action only if he or she makes a written pre-suit demand upon the Board to bring the subject action, and the Board can bar such a shareholder from bringing such an action. In addition, the Declaration of Trust requires holders of more than a majority of the shares to join in any such action. Further, the Declaration of Trust requires that the shareholder making a pre-suit demand on the Board may be required to undertake to reimburse the Fund for the expense of any advisors the Board hires in its investigation of the demand in the event that the Board determines not to bring the action. However, none of these provisions regarding derivative actions applies to claims arising under federal securities laws.

The Fund’s organizational documents contain control share acquisition provisions, and recent federal and state court precedent has found that such control share acquisition provisions are not consistent with the 1940 Act. The no-action position expressed in the Staff Statement on Control Share Acquisition Statutes, dated May 27, 2020, does not extend to the Fund’s specific circumstances of being a closed-end fund organized in a state that does not have a control share acquisition statue specifically applicable to the Fund.

Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

Ultimus Fund Distributors, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor is an affiliate of the Administrator. The Fund’s shares are offered for sale through the Distributor at NAV. The Distributor also may enter into agreements with financial intermediaries for the sale and servicing of the Fund’s shares. In reliance on Rule 415, the Fund intends to offer to sell an unlimited number of its shares, on a continual basis, through the Distributor. No arrangement has been made to place funds received in an escrow, trust or similar account. The Distributor is not required to sell any specific number or dollar amount of the Fund’s shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund shares. Class Y shares are not currently subject to a Distribution Fee.

The Adviser or its affiliates, in the Adviser’s discretion and from their own resources, may pay additional compensation to financial intermediaries in connection with the sale and servicing of Fund shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The Additional Compensation may differ among financial intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding shares held by shareholders introduced by the financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling financial intermediary may create potential conflicts of interest between an investor and its financial intermediary who is recommending the Fund over other potential investments. Additionally, the Fund may pay a servicing fee to Intermediaries for providing ongoing services in respect of shareholders of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

The Fund and the Adviser have agreed to indemnify the Distributor against certain liabilities, including liabilities under the 1933 Act, or to contribute to payments the Distributor may be required to make because of any of those liabilities. The liabilities include those relating to performing services or duties pursuant to any instruction, notice, or other instrument that Distributor reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Fund; operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the services under the Distribution Agreement; any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Distributor’s reasonable control; and any error, action or omission by the Fund. The liabilities also include those arising directly or indirectly out of (1) the Fund or Adviser’s failure to exercise the standard of care set forth in the Distribution Agreement unless such liabilities were caused in part by the Distributor’s own willful misfeasance, bad faith or gross negligence; (2) any violation of applicable law by the Fund or Adviser or its affiliated persons or agents relating to the Distribution Agreement and the activities hereunder; and (3) any material breach by the Fund or Adviser or its affiliated persons or agents of the Distribution Agreement. The Distributor may, from time to time, perform services for the Adviser and its affiliates in the ordinary course of business.

Prior to the initial public offering of shares, the Adviser purchased shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the 1940 Act.

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). The Fund has authorized one or more brokers to receive on its behalf purchase and redemption orders; such brokers are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund’s behalf. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. The Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to Booster Income Opportunities Fund to:

Booster Income Opportunities Fund
c/o Ultimus Fund Solutions, LLC
Via Regular Mail:

P.O. Box 541150

Omaha, Nebraska 68154

Via Overnight Mail:

4221 North 203rd Street, Suite 100

Elkhorn, Nebraska 68022-3474

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash, money orders, or cashier’s checks. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The Transfer Agent will charge a $25.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the Transfer Agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the Transfer Agent or send a facsimile to 402-963-9094. Upon receipt of the completed account application, the Transfer Agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 833-510-8133 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds.

By Wire — Subsequent Investments

Before sending a wire, investors must contact Transfer Agent to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern time to be eligible for same day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Online — Subsequent Investments

You can request subsequent investments to your account using the Fund’s online functionality. The money to fund the investment would be automatically drafted from your bank account by Automate Clearing House (“ACH”). Please visit the Fund’s website www.boosterincomefund.com to obtain instructions or contact the Fund at 833-510-8133 for more information on processing purchases by ACH.

Automatic Investment Plan — Subsequent Investments

You may participate in the Fund’s Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $1,000 on specified days of each month into your established Fund account. Please contact the Fund at 833-510-8133 for more information about the Fund’s Automatic Investment Plan.

By Telephone — Subsequent Investments

Investors may purchase additional shares of the Fund by calling 833-510-8133. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account by ACH. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA Patriot Act of 2001, Administrator will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call Administrator at 833-510-8133 for additional assistance when completing an application.

If Transfer Agent does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within 5 business days if clarifying information/documentation is not received.

Purchase Terms

The minimum initial purchase for Class Y shares by an investor is $1,000. The Fund reserves the right to waive the investment minimum. The Fund may permit a financial intermediary to waive the initial minimum per shareholder for Class Y shares in the following situations: broker-dealers purchasing fund shares for clients in broker-sponsored discretionary fee-based advisory programs; financial intermediaries with clients of a registered investment advisor (RIA) purchasing fund shares in fee based advisory accounts with a $1,000 aggregated initial investment across multiple clients; and certain other situations deemed appropriate by the Fund. The Fund’s Class Y shares are offered for sale through its Distributor at net asset value. The price of the shares during the Fund’s continuous offering will fluctuate over time with the net asset value of the shares.

Class Y Shares

Class Y shares will be sold at the prevailing NAV per Class Y share and are not subject to any upfront sales charge. The Class Y shares are not subject to a Distribution Fee or contingent deferred sales charges. Class Y shares have a monthly shareholder servicing fee at an annual rate of up to 0.25% of the average daily net assets of the Class Y shares of the Fund. Class Y shares may only be available through certain financial intermediaries. Because the Class Y shares of the Fund are sold at the prevailing NAV per Class Y share without an upfront sales charge, the entire amount of your purchase is invested immediately. However, for all accounts, Class Y shares require a minimum investment of $1,000, while subsequent investments may be made with $1,000. The Fund reserves the right to waive the investment minimum.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class Y shares under which the Fund may compensate the financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund]. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to Class Y shares, may incur expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class Y shares.

LEGAL MATTERS

Certain legal matters in connection with the shares will be passed upon for the Fund by DLA Piper LLP, 1201 West Peachtree Street, Suite 2900, Atlanta, Georgia 30309.

REPORTS TO SHAREHOLDERS

The Fund will send to its shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

Householding

In an effort to decrease costs, the Fund intends to reduce the number of duplicate annual and semi-annual reports by sending only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. Once implemented, a shareholder must call 833-510-8133 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tait, Weller & Baker, LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. Tait, Weller & Baker, LLP is located at Two Liberty Place, 50 S. 16th Street, Suite 2900, Philadelphia, PA 19102-2529.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (file No. 333-279809). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

Privacy Notice

PRIVACY NOTICE

FACTS	WHAT DOES THE FUND DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
	■	Social Security number	■	Purchase History
	■	Assets	■	Account Balances
	■	Retirement Assets	■	Account Transactions
	■	Transaction History	■	Wire Transfer Instructions
	■	Checking Account Information
When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons chosen to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	No	We don’t share
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For non-affiliates to market to you	No	We don’t share

Questions?	Call 1- (631) 490-4300

Who we are
Who is providing this notice?	The Fund
What we do
How does the Fund protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.

How does the Fund collect my personal information?	We collect your personal information, for example, when you
	■	Open an account
	■	Provide account information
	■	Give us your contact information
	■	Make deposits or withdrawals from your account
	■	Make a wire transfer
	■	Tell us where to send the money
	■	Tells us who receives the money
	■	Show your government-issued ID
	■	Show your driver’s license
We also collect your personal information from other companies.
Why can’t I limit all sharing?	Federal law gives you the right to limit only
	■	Sharing for affiliates’ everyday business purposes – information about your creditworthiness
	■	Affiliates from using your information to market to you
	■	Sharing for non-affiliates to market to you
State laws and individual companies may give you additional rights to limit sharing.
Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.
	■	The Fund does not share with our affiliates.
Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies
	■	The Fund does not share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.
	■	The Fund does not jointly market.

Booster Income Opportunities Fund

Class Y Shares (BAMIX) of Beneficial Interest

November 8, 2024

Investment Adviser
Booster Asset Management, LLC

All dealers that buy, sell or trade the Fund’s shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

STATEMENT OF ADDITIONAL INFORMATION

November 8, 2024

BOOSTER INCOME OPPORTUNITIES FUND

Class Y Shares (BAMIX) of Beneficial Interest

Principal Executive Offices

1745 S Naperville Rd., Suite 200, Wheaton, IL 60189

833-510-8133

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI should be read in conjunction with the Class Y prospectus of Booster Income Opportunities Fund (the “Fund” or the “Trust”), dated November 8, 2024 (the “Prospectus”), as it may be supplemented from time to time. The Prospectus is hereby incorporated by reference into this SAI (legally made a part of this SAI). Capitalized terms used but not defined in this SAI have the meanings given to them in the Prospectus. This SAI does not include all information that a prospective investor should consider before purchasing the Fund’s securities.

You should obtain and read the Prospectus and any related Prospectus supplement prior to purchasing any of the Fund’s securities. A copy of the Prospectus may be obtained without charge by calling the Fund toll-free at 833-510-8133 or by visiting www.boosterincomefund.com. Information on the website is not incorporated herein by reference. The Fund’s filings with the SEC also are available to the public on the SEC’s Internet web site at https://www.sec.gov. Copies of these filings may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

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GENERAL INFORMATION AND HISTORY

The Fund is a continuously offered, non-diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 30, 2024. The Fund’s principal office is located at c/o Booster Asset Management, LLC, 1745 S Naperville Rd., Suite 200, Wheaton, IL 60189, and its telephone number is 833-510-8133. The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters as to which shares are entitled to vote. In addition, each share of the Fund is entitled to participate equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive or conversion rights. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund currently offers one share class, Class Y shares. The Board of Trustees of the Fund (the “Board” or the “Trustees”) may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective

The Fund’s investment objective is to seek high current income and attractive risk-adjusted returns.

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the shares), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of shareholders, duly called, (a) of 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) of more than 50% of the outstanding shares, whichever is less. The Fund may not:

(1)	Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) (which currently limits borrowing to no more than 33 1/3% of the value of the Fund’s total assets, including the value of the assets purchased with the proceeds of its indebtedness, if any). The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

(2)	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33 1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

(3)	Purchase securities on margin, but may sell securities short and write call options.

(4)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act.

(5)	Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities.

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(6)	Purchase or sell commodities, commodity contracts, including commodity futures contracts, unless acquired as a result of ownership of securities or other investments, except that the Fund may invest in securities or other instruments backed by or linked to commodities, and invest in companies that are engaged in a commodities business or have a significant portion of their assets in commodities, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(7)	Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this restriction shall not prevent the Fund from investing in securities of companies engaged in the real estate business or securities or other instruments backed by real estate or mortgages), or commodities or commodity contracts.

(8)	Make loans to others, except (a) through the purchase of debt securities in accordance with its investment objectives and policies, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, and (c) by loaning portfolio securities.

Other Fundamental Policies

(1)	In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value (“NAV”) less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

If a restriction on a Fund’s investments is adhered to at the time an investment is made, a subsequent change in the percentage of Fund assets invested in certain securities or other instruments, or change in average duration of a Fund’s investment portfolio, resulting from changes in the value of a Fund’s total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.

Certain Portfolio Securities and Other Operating Policies

As discussed in the Prospectus, the Fund pursues its investment objective by investing primarily in structured notes. No assurance can be given that any or all investment strategies, or the Fund’s investment program, will be successful. The Fund’s investment adviser is Booster Asset Management, LLC (the “Adviser”). The Adviser has engaged Brookstone Asset Management, LLC (the “Sub-Adviser”), a registered investment adviser under the Advisers Act, to provide ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio. The Sub-Adviser is an affiliate of the Adviser. The Adviser is responsible for overseeing the investment and reinvestment of the net assets of the Fund by the Sub-Adviser. The Sub-Adviser is responsible for providing ongoing research, recommendations, and day-to-day portfolio management with respect to the Fund’s investment portfolio. Additional information regarding the types of securities and financial instruments is set forth below.

Equity Securities

The value of equity securities depends on business, economic and other factors affecting those issuers. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.

The Fund may invest in equity securities without restriction. These investments may include securities of companies with small- to medium-sized market capitalizations, including micro-cap companies and growth stage companies. The securities of certain companies, particularly smaller-capitalization companies, involve higher risks in some respects than do investments in securities of larger companies. For example, prices of small-capitalization and even medium- capitalization stocks are often more volatile than prices of large-capitalization stocks, and the risk of bankruptcy or insolvency of many smaller companies (with the attendant losses to investors) is higher than for larger, “blue-chip” companies. In addition, due to thin trading in the securities of some small- capitalization companies, an investment in those companies may be deemed illiquid.

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Fixed-Income Securities

Fixed-income securities include bonds, notes and debentures issued by U.S. and foreign corporations and governments. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk). Certain portfolio securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to significant reductions of yield and possible loss of principal.

The Fund may invest in both investment grade and non-investment grade debt securities (commonly referred to as “junk bonds”) and unrated securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (each, a “Rating Agency”) in one of the four highest rating categories or, if not rated by any Rating Agency, have been determined by the Adviser to be of comparable quality.

Non-investment grade debt securities, including convertible debt securities, are considered by the Rating Agencies to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Non-investment grade securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade securities to make principal and interest payments than is the case for higher grade securities. In addition, the market for lower grade securities may be thinner and less liquid than the market for higher grade securities.

Investment Companies

The Fund may invest in the securities of other investment companies (including money market funds). Under the 1940 Act, the Fund’s investment in investment companies is limited to, subject to certain exceptions: (i) 3% of the total outstanding voting stock of any one investment company, (ii) 5% of the Fund’s total assets with respect to any one investment company, and (iii) 10% of the Fund’s total assets of investment companies in the aggregate. Investments by the Funds in other investment companies entail a number of risks unique to a fund of funds structure. These risks include the following:

Multiple Layers of Fees. By investing in other investment companies indirectly through the Funds, prospective investors will directly bear the fees and expenses of the Funds’ Advisor and indirectly bear the fees and expenses of other investment companies and other investment companies’ managers as well. As such, this multiple or duplicative layer of fees will increase the cost of investments in the Funds.

Lack of Transparency. The Advisor will not be able to monitor the investment activities of the other investment companies on a continuous basis and the other investment companies may use investment strategies that differ from its past practices and are not fully disclosed to the Advisor and that involve risks that are not anticipated by the Advisor. The Funds have no control over the risks taken by the underlying investment companies in which they invest.

Valuation of Investment Companies. Although the Advisor will attempt to review the valuation procedures used by other investment companies’ managers, the Advisor will have little or no means of independently verifying valuations of the Funds’ investments in investment companies and valuations of the underlying securities held by other investment companies. As such, the Advisor will rely significantly on valuations of other investment companies and the securities underlying other investment companies that are reported by other investment companies’ managers. In the event that such valuations prove to be inaccurate, the net asset value (“NAV”) of the Funds could be adversely impacted and an investor could incur a loss of investment in the Funds.

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Illiquidity of Investments by and In Other Investment Companies. Other investment companies may invest in securities that are not registered, are subject to legal or other restrictions on transfer, or for which no liquid market exists. The market prices, if any, for such securities tend to be volatile and restricted securities may sell at prices that are lower than similar securities that are not subject to legal restrictions on resale. Further, the Funds may not be able to redeem their interests in other investment companies’ securities that it has purchased in a timely manner. If adverse market conditions were to develop during any period in which the Funds are unable to redeem interests in other investment companies, the Funds may suffer losses as a result of this illiquidity. As such, the lack of liquidity and volatility of restricted securities held by other investment companies could adversely affect the value of the other investment companies. Any such losses could adversely affect the value of the Funds’ investments and an investor could incur a loss of investment in the Funds.

Lack of Control. Although the Funds and the Advisor will evaluate regularly other investment companies to determine whether their investment programs are consistent with the Funds’ investment objective, the Advisor will not have any control over the investments made by other investment companies. Even though other investment companies are subject to certain constraints, the investment advisor to each such investment company may change aspects of their investment strategies at any time. The Advisor will not have the ability to control or influence the composition of the investment portfolio of other investment companies.

Lack of Diversification. There is no requirement that the underlying investments held by other investment companies be diversified. As such, other investment companies’ managers may target or concentrate other investment companies’ investments in specific markets, sectors, or types of securities. As a result, investments made by other investment companies are subject to greater volatility as a result of this concentration than if the other investment companies had non-concentrated and diversified portfolios of investments. Thus, the Funds’ portfolios (and by extension the value of an investment in the Funds) may therefore be subject to greater risk than the portfolio of a similar fund with investments in diversified investment companies.

Use of Leverage. The other investment companies may utilize leverage (i.e., borrowing) to acquire their underlying portfolio investments. When other investment companies borrow money or otherwise leverage their portfolio of investments, doing so may exaggerate changes in the NAV of the shares of the other investment companies and in the return on the other investment companies’ investments. Borrowing will also cost other investment companies interest expense and other fees. As such, the value of the Funds’ investments in other investment companies may be more volatile and all other risks (including the risk of loss of an investment in other investment companies) tend to be compounded or magnified. As a result, any losses suffered by other investment companies as a result of their use of leverage could adversely affect the value of the Fund’s investments and an investor could incur a loss of investment in the Funds.

Foreign Securities

The Fund may invest, directly or indirectly, in non-U.S. infrastructure companies and other foreign securities. Purchases of foreign securities entail certain risks. For example, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies generally are not subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.

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Emerging Markets Securities

The Fund may invest, directly or indirectly, in issuers domiciled in emerging markets. Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability, (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Fund or the Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the “FDIC”), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment techniques as more fully discussed below to hedge a portion of the Fund’s investment portfolio against various risks or other factors that generally affect the values of securities. The Fund may also use these techniques for non-hedging purposes in pursuing its investment objective. These techniques may involve the use of derivative transactions. The techniques the Fund may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Fund may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes. It is possible that any hedging transaction may not perform as anticipated and that the Fund may suffer losses as a result of its hedging activities.

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Derivatives

The Fund may engage in transactions involving options and futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk. By using derivatives, the Fund may be permitted to increase or decrease the level of risk, or change the character of the risk, to which the portfolio is exposed.

A small investment in derivatives could have a substantial impact on the Fund’s performance. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant and rapid changes in the prices for derivatives. If the Fund were to invest in derivatives at an inopportune time, or the Adviser evaluates market conditions incorrectly, the Fund’s derivative investment could negatively impact the Fund’s return, or result in a loss. In addition, the Fund could experience a loss if its derivatives were poorly correlated with its other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market.

Options and Futures. The Fund may engage in the use of options and futures contracts, so-called “synthetic” options, including options on baskets of specific securities, or other derivative instruments written by broker-dealers or other financial intermediaries. These transactions may be effected on securities exchanges or in the over-the-counter (“OTC”) market, or they may be negotiated directly with counterparties. In cases where instruments are purchased OTC or negotiated directly with counterparties, the Fund is subject to the risk that the counterparty will be unable or unwilling to perform its obligations under the contract. These transactions may also be illiquid and, if so, it might be difficult to close out a position.

The Fund may purchase call and put options on specific securities. The Fund may also write and sell covered or uncovered call options for both hedging purposes and to pursue the Fund’s investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated price at any time before the option expires. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated price at any time before the option expires.

In a covered call option, the Fund owns the underlying security. The sale of such an option exposes the Fund to a potential loss of opportunity to realize appreciation in the market price of the underlying security during the term of the option. Using covered call options might expose the Fund to other risks, as well. For example, the Fund might be required to continue holding a security that the Fund might otherwise have sold to protect against depreciation in the market price of the security.

When writing options, the Fund may close its position by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. If the amount paid to purchase an option is less or more than the amount received from the sale, the Fund will, accordingly, realize a profit or loss. To close out a position as a purchaser of an option, the Fund would liquidate the position by selling the option previously purchased.

The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) by the Fund could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC eliminated limitations on futures trading by certain regulated entities, including registered investment companies, and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the investment manager to such company claims an exclusion from regulation as a commodity pool operator. If the Fund were to use derivatives subject to regulation by the CFTC in connection with its management of the Fund, the Adviser will claim such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). Therefore, it would not be subject to the registration and regulatory requirements of the CEA.

Successful use of futures also is subject to the Adviser’s ability to correctly predict movements in the relevant market. To the extent that a transaction is entered into for hedging purposes, successful use is also subject to the Adviser’s ability to evaluate the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

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The Fund may also purchase and sell stock index futures contracts. A stock index futures contract obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract, multiplied by the difference between the settlement price of the contract on the contract’s last trading day, and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. The Fund may purchase and sell interest rate futures contracts, which represent obligations to purchase or sell an amount of a specific debt security at a future date at a specific price.

Options on Securities Indexes. The Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the OTC market for hedging or speculative purposes. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use of options on stock indexes will be subject to the Adviser’s ability to correctly evaluate movements in the stock market generally, or of a particular industry or market segment.

Swap Agreements. The Fund may enter into a variety of swap agreements, including equity, interest rate, and index swap agreements. The Fund is not limited to any particular form of swap agreement if the Adviser determines that other forms are consistent with the Fund’s investment objectives and policies. Swap agreements are contracts entered into by two parties (primarily institutional investors) for periods ranging from a few weeks to more than a year. In a standard swap transaction, the parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. Additional forms of swap agreements include (i) interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap;” (ii) interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor;” and (iii) interest rate collars, under which a party sells a cap and purchases a floor (or vice versa) in an attempt to protect itself against interest rate movements exceeding certain minimum or maximum levels.

Generally, the Fund’s obligations (or rights) under a swap agreement will be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by the parties. The risk of loss is limited to the net amount of interest payments that a party is contractually required to make. As such, if the counterparty to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that it is entitled to receive.

Government Regulation of Derivatives. It is possible that government regulation of various types of derivative instruments, including futures and swap agreements, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objective. It is impossible to predict fully the effects of legislation and regulation in this area, but the effects could be substantial and adverse.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. The SEC, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of swaps and futures transactions in the U.S., the European Union and other jurisdictions is a rapidly changing area of law and is subject to modification by government and judicial action. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategies.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared, and additional types of swaps may be required to be centrally cleared in the future. In a transaction involving those swaps (“cleared derivatives”), the Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Fund is not a member of a clearing house and only clearing members can participate directly in the clearing house, the Fund will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Fund will make payments (including margin payments) to and receive payments from a clearing house through its accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

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In addition, U.S. regulators, the European Union and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared OTC derivatives transactions. It is expected that these regulations will have a material impact on the Fund’s use of uncleared derivatives. These rules will impose minimum margin requirements on derivatives transactions between the Fund and its swap counterparties and may increase the amount of margin the Fund is required to provide. They will impose regulatory requirements on the timing of transferring margin, which may accelerate the Fund’s current margin process. They will also effectively require changes to typical derivatives margin documentation. Such requirements could increase the amount of margin the Fund needs to provide in connection with uncleared derivatives transactions and, therefore, make such transactions more expensive.

The SEC has also issued a rule under the 1940 Act providing for the regulation of registered investment companies’ use of derivatives and certain related instruments. The ultimate impact, if any, of possible regulation remains unclear, but the rule could, among other things, restrict the Fund’s ability to engage in derivatives transactions and/or increase the costs of such derivatives transactions such that the Fund may be unable to implement its investment strategy. These and other new rules and regulations could, among other things, further restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. The implementation of the clearing requirement has increased the costs of derivatives transactions for the Fund, since the Fund has to pay fees to its clearing members and is typically required to post more margin for cleared derivatives than it has historically posted for bilateral derivatives. The costs of derivatives transactions are expected to increase further as clearing members raise their fees to cover the costs of additional capital requirements and other regulatory changes applicable to the clearing members. These regulations are new and evolving, so their potential impact on the Fund and the financial system are not yet known. While the new regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new mechanisms will achieve that result.

Leverage

The Fund may engage in leverage through (i) borrowings, (ii) swap agreements, options or other derivative instruments, (iii) use of short sales, or (iv) a combination of these methods. The financing entity or counterparty on any swap, option or other derivative instrument may be any entity or institution which an investment manager determines to be creditworthy.

As a result of this leverage, a relatively small movement in the spread relationship between the securities and commodities interests the Fund indirectly owns and those which it has indirectly sold short may result in substantial losses.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public’s perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

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Credit Facilities

The Fund may enter into secured bank lines of credit (the “Credit Facilities”) for the purpose of investment purchases and other liquidity requirements subject to the limitations of the 1940 Act for borrowings. As collateral for the Credit Facilities, the Fund grants the Banks a first position security interest in and lien on securities of any kind or description held by the Fund in the collateral accounts.

Market Volatility

The Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns. The value of a security or other instrument may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other instrument, or factors that affect a particular issuer or issuers, country, group of countries, region, market, industry, group of industries, sector or asset class. During a general market downturn, multiple asset classes may be negatively affected. Changes in market conditions and interest rates generally do not have the same impact on all types of securities and instruments.

Operational and Cybersecurity Risk

The Fund, its service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to various threats or risks that could adversely affect the Fund and its shareholders.

For instance, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems or data within them, whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants. Power or communication outages, acts of God, information technology equipment malfunctions, operational errors (both human and systematic) and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Fund or its advisers, custodians, fund accountant, fund administrator, transfer agent, pricing vendors and/or other third party service providers may adversely impact the Fund and its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund also may incur substantial costs for cybersecurity risk management in order to guard against any cyber incidents in the future. While the Fund or its service providers may have established business continuity plans and systems designed to guard against such cyber-attacks or adverse effects of such attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified, in large part because different unknown threats may emerge in the future. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value. In addition, cyber-attacks involving a counterparty to the Fund could affect such a counterparty’s ability to meets it obligations to the Fund, which may result in losses to the Fund and its shareholders. The Fund cannot directly control any cyber-security plans or systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests or securities markets and exchanges.

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Portfolio Turnover

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor when the Sub-Adviser deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Sub-Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Further, the underlying funds in which the Fund invests may experience high rates of portfolio turnover. High rates of portfolio turnover in the underlying funds may negatively impact their returns and, thus, negatively impact the returns of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income.

Non-Diversified Status

The Fund does not intend to meet the diversification requirements of the 1940 Act as in effect from time to time. Because the Fund is “non-diversified” under the 1940 Act, it is subject only to certain federal tax diversification requirements. Under federal tax laws, the Fund may, with respect to 50% of its total assets, invest up to 25% of its total assets in the securities of any issuer. With respect to the remaining 50% of the Fund’s total assets, (i) the Fund may not invest more than 5% of its total assets in the securities of any one issuer, and (ii) the Fund may not acquire more than 10% of the outstanding voting securities of any one issuer. These tests apply at the end of each quarter of the taxable year and are subject to certain conditions and limitations under the Code. These tests do not apply to investments in United States Government Securities and regulated investment companies. Because the Fund is “non-diversified,” it can invest a greater percentage of its assets in a single issuer or a group of issuers, and, as a result, may be subject to greater credit, market, and other risks than a diversified fund. The poor performance by a single issuer may have a greater impact on the performance of a non-diversified fund. A non-diversified fund’s shares tend to be more volatile than shares of a diversified fund and are more susceptible to the risks of focusing investments in a small number of issuers or industries, and the risks of a single economic, political or regulatory occurrence.

REPURCHASES AND TRANSFERS OF SHARES

Repurchase Offers

The Board has adopted a resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers (the “Repurchase Offer Policy”). The Repurchase Offer Policy sets the interval between each repurchase offer at one quarter and provides that the Fund shall conduct a repurchase offer each quarter (unless suspended or postponed in accordance with regulatory requirements). The Repurchase Offer Policy also provides that the repurchase pricing shall occur not later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day. The Fund’s Repurchase Offer Policy is fundamental and cannot be changed without shareholder approval. The Fund may, for the purpose of paying for repurchased shares, be required to liquidate portfolio holdings earlier than the Adviser would otherwise have liquidated these holdings. Such liquidations may result in losses, and may increase the Fund’s portfolio turnover.

Repurchase Offer Policy Summary of Terms

1.	The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as that rule may be amended from time to time.

2.	The repurchase offers will be made in April, July, October, and January of each year.

3.	The Fund must receive repurchase requests submitted by shareholders in response to the Fund’s repurchase offer no less than 21 days and more than 42 of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the “Repurchase Request Deadline”).

4.	The maximum time between the Repurchase Request Deadline and the next date on which the Fund determines the net asset value applicable to the purchase of shares (the “Repurchase Pricing Date”) is 14 calendar days (or the next business day if the fourteenth day is not a business day).

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The Fund may not condition a repurchase offer upon the tender of any minimum amount of shares. The Fund may deduct from the repurchase proceeds only a repurchase fee that is paid to the Fund and that is reasonably intended to compensate the Fund for expenses directly related to the repurchase. The repurchase fee may not exceed 2.00% of the proceeds. Generally, the Fund does not charge a repurchase fee. The Fund may rely on Rule 23c-3 only so long as the Board satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act.

Procedures: All periodic repurchase offers must comply with the following procedures:

Repurchase Offer Amount: Each quarter, the Fund may offer to repurchase at least 5% and no more than 25% of the outstanding shares of the Fund on the Repurchase Request Deadline (the “Repurchase Offer Amount”). The Board shall determine the quarterly Repurchase Offer Amount.

Shareholder Notification: No less than 21 days and more than 42 before each Repurchase Request Deadline, the Fund shall send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”) providing the following information:

1.	A statement that the Fund is offering to repurchase its shares from shareholders at net asset value;

2.	Any fees applicable to such repurchase, if any;

3.	The Repurchase Offer Amount;

4.	The dates of the Repurchase Request Deadline, Repurchase Pricing Date, and the date by which the Fund must pay shareholders for any shares repurchased (which shall not be more than seven days after the Repurchase Pricing Date) (the “Repurchase Payment Deadline”);

5.	The risk of fluctuation in net asset value between the Repurchase Request Deadline and the Repurchase Pricing Date, and the possibility that the Fund may use an earlier Repurchase Pricing Date;

6.	The procedures for shareholders to request repurchase of their shares and the right of shareholders to withdraw or modify their repurchase requests until the Repurchase Request Deadline;

7.	The procedures under which the Fund may repurchase such shares on a pro rata basis if shareholders tender more than the Repurchase Offer Amount;

8.	The circumstances in which the Fund may suspend or postpone a repurchase offer;

9.	The net asset value of the shares computed no more than seven days before the date of the notification and the means by which shareholders may ascertain the net asset value thereafter; and

10.	The market price, if any, of the shares on the date on which such net asset value was computed, and the means by which shareholders may ascertain the market price thereafter.

The Fund must file Form N-23c-3 (“Notification of Repurchase Offer”) and three copies of the Shareholder Notification with the SEC within three business days after sending the notification to shareholders.

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Notification of Beneficial Owners: Where the Fund knows that shares subject to a repurchase offer are held of record by a broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers in nominee name or otherwise, the Fund must follow the procedures for transmitting materials to beneficial owners of securities that are set forth in Rule 14a-13 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Repurchase Requests: Repurchase requests must be submitted by shareholders by the Repurchase Request Deadline. The Fund shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline.

Repurchase Requests in Excess of the Repurchase Offer Amount: If shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of shares not to exceed 2.00% of the outstanding shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis. This policy, however, does not prohibit the Fund from:

1.	Accepting all repurchase requests by persons who own, beneficially or of record, an aggregate of less than 100 shares and who tender all of their shares for repurchase, before prorating shares tendered by others, or

2.	Accepting by lot shares tendered by shareholders who request repurchase of all shares held by them and who, when tendering their shares, elect to have either (i) all or none or (ii) at least a minimum amount or none accepted, if the Fund first accepts all shares tendered by shareholders who do not make this election.

Suspension or Postponement of Repurchase Offers: The Fund shall not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the Board, including a majority of the Trustees who are not interested persons of the Fund, and only:

1.	If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”);

2.	If the repurchase would cause the shares that are the subject of the offer that are either listed on a national securities exchange or quoted in an inter-dealer quotation system of a national securities association to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association;

3.	For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;

4.	For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

5.	For such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

If a repurchase offer is suspended or postponed, the Fund shall provide notice to shareholders of such suspension or postponement. If the Fund renews the repurchase offer, the Fund shall send a new Shareholder Notification to shareholders.

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Computing Net Asset Value: The Fund’s current NAV per share shall be computed no less frequently than weekly, and daily on the five business days preceding a Repurchase Request Deadline, on such days and at such specific time or times during the day as set by the Board. Currently, the Board has determined that the Fund’s NAV shall be determined daily following the close of the New York Stock Exchange. The Fund’s NAV need not be calculated on:

1.	Days on which changes in the value of the Fund’s portfolio securities will not materially affect the current NAV of the shares;

2.	Days during which no order to purchase shares is received, other than days when the NAV would otherwise be computed; or

3.	Customary national, local, and regional business holidays described or listed in the Prospectus.

Liquidity Requirements: From the time the Fund sends a Shareholder Notification to shareholders until the Repurchase Pricing Date, a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (the “Liquidity Amount”) shall consist of assets that individually can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. This requirement means that individual assets must be salable under these circumstances. It does not require that the entire Liquidity Amount must be salable. In the event that the Fund’s assets fail to comply with this requirement, the Board shall cause the Fund to take such action as it deems appropriate to ensure compliance.

Liquidity Policy: The Board may delegate day-to-day responsibility for evaluating liquidity of specific assets to the Fund’s investment adviser, but shall continue to be responsible for monitoring the investment adviser’s performance of its duties and the composition of the portfolio. Accordingly, the Board has approved this policy that is reasonably designed to ensure that the Fund’s portfolio assets are sufficiently liquid so that the Fund can comply with its fundamental policy on repurchases and comply with the liquidity requirements in the preceding paragraph.

1.	In evaluating liquidity, the following factors are relevant, but not necessarily determinative:

a)	The frequency of trades and quotes for the security.

b)	The number of dealers willing to purchase or sell the security and the number of potential purchasers.

c)	Dealer undertakings to make a market in the security.

d)	The nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offer and the mechanics of transfer).

e)	The size of the Fund’s holdings of a given security in relation to the total amount of outstanding of such security or to the average trading volume for the security.

2.	If market developments impair the liquidity of a security, the investment adviser should review the advisability of retaining the security in the portfolio. The investment adviser should report to the basis for its determination to retain a security at the next Board meeting.

3.	The Board shall review the overall composition and liquidity of the Fund’s portfolio on a quarterly basis.

4.	These procedures may be modified as the Board deems necessary.

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Registration Statement Disclosure: The Fund’s registration statement must disclose its intention to make or consider making such repurchase offers.

Annual Report Disclosure: The Fund shall include in its annual report to shareholders the following:

1.	Disclosure of its fundamental policy regarding periodic repurchase offers.

2.	Disclosure regarding repurchase offers by the Fund during the period covered by the annual report, which disclosure shall include:

a.	the number of repurchase offers,

b.	the repurchase offer amount and the amount tendered in each repurchase offer,

c.	and the extent to which in any repurchase offer the Fund repurchased stock pursuant to the procedures in paragraph (b)(5) of this section.

Advertising: The Fund, or any underwriter for the Fund, must comply, as if the Fund were an open end company, with the provisions of Section 24(b) of the 1940 Act and the rules thereunder and file, if necessary, with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the SEC any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective investors.

Involuntary Repurchases

The Fund may, at any time, repurchase at net asset value shares held by a shareholder, or any person acquiring shares from or through a shareholder, if: the shares have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a shareholder; ownership of the shares by the shareholder or other person will cause the Fund to be in violation of, or require registration of the shares, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; continued ownership of the shares may be harmful or injurious to the business or reputation of the Fund or may subject the Fund or any shareholders to an undue risk of adverse tax or other fiscal consequences; the shareholder owns shares having an aggregate net asset value less than an amount determined from time to time by the Trustees; or it would be in the interests of the Fund, as determined by the Board, for the Fund to repurchase the Shares. The Adviser may tender for repurchase in connection with any repurchase offer made by the Fund Shares that it holds in its capacity as a shareholder. Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act and the Trust’s Agreement and Declaration of Trust.

Transfers of Shares

No person may become a substituted shareholder without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a shareholder or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion. The Board may, in its discretion, delegate to the Adviser its authority to consent to transfers of shares. Each shareholder and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such transfer.

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MANAGEMENT OF THE FUND

The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Trust is managed under the direction of the Board in accordance with the Agreement and Declaration of Trust and the Trust’s By-laws (the “Governing Documents”), each as amended from time to time, which have been filed with the SEC and are available upon request. The Board consists of three individuals, all of whom are not deemed to be “interested persons” (as defined under the 1940 Act) of the Trust, the Adviser, or the Trust’s distributor (“Independent Trustees”). Pursuant to the Governing Documents of the Trust, the Trustees shall elect officers including a President, a Secretary, a Treasurer, a Principal Executive Officer, and a Principal Accounting Officer. The Board retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses, which, in the opinion of the Board, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

Board Leadership Structure

Mary Moran Zeven is the Chairwoman of the Board. Under the Trust’s Agreement and Declaration of Trust and By-Laws, the Chair of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Trust believes that its Chair, the chair of the Audit Committee, the chair of the Nominating and Governance Committee, and, as an entity, the full Board, provide effective leadership that is in the best interests of the Trust and each shareholder.

Board Risk Oversight

The Board has established an independent Audit Committee, an independent Nominating and Governance Committee, and an independent Valuation Committee, each with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. The Nominating and Governance Committee assists the Board in adopting fund governance practices and meeting certain “fund governance standards.” The Valuation Committee has the authority to determine the value of the Fund’s portfolio securities under the methods established by the policies and procedures of the Fund. Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Trustee Qualifications

Generally, the Trust believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes, and (iv) skills. Mary Moran Zeven, has been the Director of the Graduate Program in Banking and Financial Law, at Boston University School of Law since 2019. From 2000 to 2019. Ms. Moran Zeven served as Senior Vice President and Senior Managing Counsel of State Street Bank and Trust Company, a custodial bank, fund administrator and accounting agent. In that role, she served as the global head of State Street’s Sector Solutions Legal Department, the head of its US Fund Administration Legal Department, and the head of several other legal departments supporting State Street’s Global Services Americas business. A graduate of St. John’s University School of Law, she worked as a corporate lawyer at several large law firms and financial institutions in New York before joining State Street, including serving as general counsel and chief legal officer of Global Asset Management (USA) Inc.

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Carrie Schoffman is the owner and founder of CPA Concierge Services. She previously served as Principal Financial Officer and Treasurer of the ICON Funds from 2013 to 2017. She also served as Assistant Vice President and Chief Compliance Officer of the ICON Funds from 2004 to 2017, as well as Chief Compliance Officer of ICON Advisers, Inc. during that period. Previously, she was a staff accountant with the U.S. Securities and Exchange Commission from 2003 to 2004. She also was a Manager from 2001 to 2003 and Senior Associate/Associate from 1996 to 2001 at PricewaterhouseCoopers LLP. She obtained a degree in Public Accounting from Colorado State University and has maintained a Certified Public Accountant license. She is a member of the Colorado Society of CPAs and the American Institute of CPAs.

Clifford N. Schireson, retired, was the founder of Schireson Consulting, LLC, which he launched in 2017 until his retirement in 2021. Prior to that, Mr. Schireson was Director of Institutional Services from 2004 to 2017 at Brandes Investment Partners, LP, an investment advisory firm, where he also was co-head of fixed income and was a member of the fixed-income investment committee. From 1998 to 2004, he was a Managing Director at Weiss, Peck & Greer LLC specializing in fixed-income products for both taxable and municipal strategies for institutional clients. Mr. Schireson has over 20 years of experience in the investment management industry as well as 20 years of experience in the investment banking industry. Mr. Schireson holds an A.B. in Economics from Stanford University and an M.B.A. from Harvard Business School.

Each Trustee’s ability to perform his duties effectively also has been enhanced by his educational background and professional training. The Trust does not believe any one factor is determinative in assessing a Trustee’s qualifications, but that the collective experience of each Trustee makes them each highly qualified.

A list of the Trustees and executive officers of the Trust and their principal occupation and other directorships over the last five years are shown below. Unless otherwise noted, the address of each Trustee and Officer is 24 Corporate Plaza Drive, Suite 150, Newport Beach CA 92660.

Name and Year of Birth	Position held with Funds or Trust	Length of Time Served*	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Independent Trustees
Mary Moran Zeven 1961	Independent Trustee, Chairwoman	Since July 2024	Director, Graduate Program in Banking and Financial Law, Boston University School of Law (2019-2022); Senior Vice President and Senior Managing Counsel, State Street Bank and Trust Company (a custodial bank, fund administrator and accounting agent) (2000-2019)	1	Trustee, M Funds Inc. (2019– present); Trustee, Wisdom Tree Digital Trust (2022 – present); Trustee, Beacon Pointe Multi-Alternative Fund (2024 – present)
Carrie Schoffman 1973	Independent Trustee	Since July 2024	Founder, CPA Concierge Services (2020 – present); Tax Accountant, Bree Beers & Associates, PC (2017-2021)	1	Trustee, Beacon Pointe Multi-Alternative Fund (2024 – present)
Clifford Schireson 1953	Independent Trustee	Since July 2024	Board of Governors, San Diego City Employees’ Retirement System (2019 – present); Board of Governors, Sand Diego Foundation (2017 – present); Founder Schireson Consulting, LLC (2017-2021); Director of Institutional Services, Brandes Investment Partners, LP (an investment advisory firm) (2004-2017)	1	Trustee, Ultimus Managers Trust (2019 – present); Trustee, Beacon Pointe Multi-Alternative Fund (2024 – present)

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Name and Year of Birth	Position held with Funds or Trust	Length of Time Served*	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Other Officers
Dean Zayed 1972	President and Principal Executive Officer	Since July 2024	Founder and CEO, Brookstone Capital Management (2006 – present); Principal Attorney, Perkins & Zayed, The Estate and Trust Law Group (1999 – present), President, PRIZM Financial Advisors (2000 – present)	n/a	n/a
Jessica Chase 1970	Treasurer, Principal Financial Officer, and Principal Accounting Officer	Since July 2024	SVP, Mutual Fund Business Development and Administration, Apex Group (formerly Atlantic Fund Services) (2008-2021); Interested Trustee Forum Funds (2018-2022); Interested Trustee Forum Funds II and U.S. Global Investors Funds (2019-2022); Director, Mutual Fund Operations, Apex Group (2022-2023); SVP Relationship Management, Ultimus Fund Solutions (2023 – present)	n/a	n/a
Kent Barnes 1968	Secretary	Since July 2024	Chief Compliance Officer, Rafferty Asset Management, LLC (2016-2018); Vice President, U.S. Bancorp Fund Services, LLC (2018-2023); Vice President and Senior Management Counsel, Ultimus Fund Solutions, LLC, (2023 – present)	n/a	n/a
Jack Pfirrman 1993	Assistant Secretary	Since July 2024	Associate Counsel, Orphanides and Toner, LLP (2021-2022); Associate Legal Counsel, Ultimus fund Solutions, LLC (2022 – present)	n/a	n/a

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Name and Year of Birth	Position held with Funds or Trust	Length of Time Served*	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
James Colantino	Assistant Treasurer	Since July 2024	Senior Vice President Fund Administration, Ultimus Fund Solutions, LLC (since 2020); Senior Vice President Fund Administration, Gemini Fund Services, LLC (2012-2020); Assistant Treasurer of the Trust (2006-June 2017)	n/a	n/a
Brian Curley	Assistant Treasurer	Since July 2024	Vice President, Ultimus Fund Solutions, LLC (2020 – present); Vice President, Gemini Fund Services, LLC (2015-2020), Assistant Vice President, Gemini Fund Services, LLC (2012-2014); Senior Controller of Fund Treasury, The Goldman Sachs Group, Inc. (2008-2012); Senior Associate of Fund Administration, Morgan Stanley (1999-2008)	n/a	n/a
Chad Bitterman 1972	Chief Compliance Officer	Since July 2024	Compliance Officer, Northern Lights Compliance Services, LLC (2010 – present).	n/a	n/a

*	The term of office for each Trustee and officer listed above will continue indefinitely.

Board Committees

The Board has established three standing committees: the Audit Committee, the Nominating and Governance Committee, and the Valuation Committee.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls. The Audit Committee operates pursuant to an Audit Committee Charter.

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Nominating and Governance Committee

The Board has a Nominating and Governance Committee that consists of all the Independent Trustees. The Nominating and Governance Committee assists the Board in adopting fund governance practices and meeting certain fund governance standards. The Nominating and Governance Committee operates pursuant to a Nominating and Governance Committee Charter. The Nominating and Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Nominating and Governance Committee generally will consider shareholder nominees. The Nominating and Governance Committee reviews all nominations of potential trustees made by Fund management and by Fund shareholders, which includes all information relating to the recommended nominees that is required to be disclosed in solicitations or proxy statements for the election of directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Nominating and Governance Committee. The Nominating and Governance Committee meets to consider nominees as is necessary or appropriate. The Nominating and Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate.

Fair Valuation Committee

The Board has a Fair Valuation Committee that consists of all the Independent Trustees. The Fair Valuation Committee operates pursuant to a Fair Valuation Committee Charter. The Fair Valuation Committee oversees the valuation designee who has the authority to determine the fair value of specific securities under the methods established by the Board and set forth in the Trust’s compliance policies and procedures. The Fair Valuation Committee meets only as necessary.

Trustee Ownership

The table below shows for each Trustee, the amount of Fund equity securities beneficially owned by each Trustee, and the aggregate value of all investments in equity securities of the Fund complex, as of the date of this SAI, and stated as one of the following ranges: A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; and E = over $100,000.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Mary Zeven	A	A
Carrie Schoffman	A	A
Clifford Schireson	A	A

Compensation

Each “non-interested” receives an annual retainer of $15,000, paid quarterly, as well as reimbursement for any reasonable expenses incurred attending the meetings. The Chair of the Board receives and additional $3,500 annually. The Chair of each of the Audit Committee and the Nominating Committee and Governance Committee receives an additional $2,500 annually. None of the executive officers, with the exception of the Chief Compliance Officer, receive compensation from the Fund. Certain Trustees and officers of the Fund are also officers of the Adviser and are not paid by the Fund for serving in such capacities.

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The table below details the amount of compensation the Trustees are estimated to receive from the Trust during the next fiscal year. The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Directors
Independent Trustees
Mary Zeven	$18,500	None	None	$18,500
Carrie Schoffman	$17,500	None	None	$17,500
Clifford Schireson	$17,500	None	None	$17,500

CODES OF ETHICS

Each of the Fund, the Adviser, the Sub-Adviser, and the Fund’s Distributor, has adopted a code of ethics (the “Code of Ethics”) under Rule 17j-1 of the 1940 Act. Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel in their personal accounts. The Codes of Ethics permit covered personnel, subject to certain restrictions, to invest in securities, including securities that may be purchased or held by the Fund. Covered personnel may engage in personal securities transactions, subject to certain restrictions, and are required to report their personal securities transactions for monitoring purposes. The Code of Ethics for the Adviser and the Sub-Adviser are included as exhibits to the registration statement of which the Statement of Additional Information is incorporated. In addition, the Code of Ethics of the Adviser and the Sub-Adviser are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of the Code of Ethics of the Adviser and the Sub-Adviser, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

PROXY VOTING POLICIES AND PROCEDURES

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) on behalf of the Trust, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Adviser has delegated voting authority to the Sub-Adviser for securities held by the Fund. The Proxy Policies require that the Sub-Adviser vote proxies received in a manner consistent with the best interests of the Fund and shareholders. The Proxy Policies also require the Sub-Adviser to present to the Board, at least annually, the proxy voting policies of the Sub-Adviser and a record of each proxy voted by the Sub-Adviser on behalf of the Fund, including a report on the resolution of all proxies identified by the Sub-Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or the Sub-Adviser, any affiliated person(s) of the Adviser or the Sub-Adviser, the Distributor or any affiliated person of the Distributor, or any affiliated person of the Trust and the Fund’s or its shareholder’s interests, the Sub-Advisers will resolve the conflict by voting in accordance with the policy guidelines or at the Trust’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the designated party will abstain from voting. Copies of the Sub-Adviser’s proxy voting policies is attached hereto as Appendix A.

Information regarding how the Fund voted proxies relating to portfolio securities held by the Fund during the most recent 12-month period ending June 30 will be available (1) without charge, upon request, by calling the Fund toll-free at 833-510-8133 or on the Fund’s website at www.boosterincomefund.com; and (2) on the SEC’s website at http://www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling toll-free at 833-510-8133 and will be sent within three business days of receipt of a request.

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CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of the date of this SAI there were no shareholders that owned of record or beneficially 5% or more of the outstanding Class Y shares of the Fund. As of the date of this SAI, none of the Trustees and officers owned shares of the Fund.

INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser

Booster Asset Management, LLC, located at 1745 S Naperville Rd., Suite 200, Wheaton, IL 60189, serves as the Fund’s investment adviser. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an Illinois limited liability company that was formed in May 2024. The Adviser is solely owned by The Nadim “Dean” Zayed Living Trust, Dated May 1, 2003, which is controlled by Nadim Zayed who is the Chief Executive Officer of the Sub-Adviser.

The Adviser will supervise and provide oversight of the Fund’s service providers, including the Sub-Adviser. The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. The Adviser may employ research services and service providers to assist in the Adviser’s market analysis and investment selection.

Pursuant to the Investment Advisory Agreement between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components — a base management fee and an incentive fee.

The management fee is calculated and payable monthly in arrears at the annual rate of 1.25% of the Fund’s average daily total assets during such period. For purposes of calculating the management fee, the term “total assets” includes any assets, including any assets acquired with the proceeds of leverage.

The incentive fee is calculated and payable quarterly in arrears in an amount equal to 15.0% of the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s “adjusted capital,” equal to 1.75% per quarter (or an annualized hurdle rate of 7.00%), subject to a “catch-up” feature, which allows the Adviser to recover foregone incentive fees that were previously limited by the hurdle rate. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the management fee, expenses reimbursed to the Adviser and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by the Fund from the sale of shares (including pursuant to the Fund’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to the Fund’s Repurchase Program.

No incentive fee is payable in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.75% per quarter (or an annualized rate of 7.00%). For any calendar quarter in which the Fund’s pre-incentive fee net investment income is greater than the hurdle rate, but less than or equal to 2.0588%, the incentive fee will equal the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate. This portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle but is less than or equal to 2.0588% is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.0% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.0588% in any calendar quarter. For any calendar quarter in which the Fund’s pre-incentive fee net investment income exceeds 2.0588% of adjusted capital, the incentive fee will equal 15.0% of pre-incentive fee net investment income.

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The Adviser has entered into a fee waiver agreement with the Fund under which it has agreed to waive or reduce its fees by 0.25% of the average daily net assets of the Fund through July 17, 2026, and may be terminated by the Board of Trustees at any time. The Advisor cannot recoup from the Fund any amounts paid by the Adviser under the fee waiver agreement. The Adviser and the Fund have also entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organizational and offering expenses, but excluding interest, brokerage commissions, incentive fees, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.95% per annum of the Fund’s average daily net assets attributable to Class Y shares (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the date in which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded. The Expense Limitation Agreement will remain in effect, at least until July 17, 2026, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days written notice to the Adviser. After July 17, 2026, the Expense Limitation Agreement may be renewed at the Adviser’s discretion.

The Sub-Adviser

The Adviser has engaged Brookstone Asset Management, LLC (the “Sub-Adviser”), a registered investment adviser under the Advisers Act, to provide ongoing research, recommendations, and day-to-day portfolio management with respect to the Fund’s investment portfolio. The Sub-Adviser is an Illinois limited liability company that was formed in August 2023. The Sub-Adviser is an affiliate of the Adviser. The Sub-Adviser is wholly-owned by Brookstone Capital Management LLC, which is majority-owned by AL BCM, LLC. AL BCM, LLC is wholly-owned by AL Marketing, LLC. AL Marketing, LLC is wholly-owned by Amerilife Group, LLC. Amerilife Group, LLC is wholly-owned by Amerilife Midco, LLC. Amerilife Midco, LLC is wholly-owned by Amerilife Holdings, LLC. Amerilife Holdings, LLC is wholly-owned by Accelerate Buyer, LLC. Accelerate Buyer, LLC is wholly-owned by Accelerate Intermediate Holdings 1 LLC. Accelerate Intermediate Holdings 1 LLC is wholly-owned by Accelerate Intermediate Holdings 2 LLC. Accelerate Intermediate Holdings 2 LLC is wholly-owned by Accelerate Topco Holdings LLC. Accelerate Topco Holdings LLC is controlled by Genstar Capital Partners X, LP. Genstar Capital Partners X, LP is owned by its shareholders, none of whom have a controlling interest in Genstar Capital Partners X, LP.

Sub-advisory services are provided to the Fund pursuant to an agreement between the Adviser and the Sub-Adviser. Under the terms of the sub-advisory agreement, the Adviser compensates the Sub-Adviser based on a portion of the Fund’s average daily net assets that have been allocated to the Sub-Adviser to manage. Fees paid to the Sub-Adviser are not an expense of the Fund. Pursuant to the Sub-Advisory Agreement, the Adviser pays the Sub-Adviser a monthly management fee computed at the annual rate based on the percentage of the Fund’s daily net assets set forth below:

0.50% of the Fund’s assets managed by the Sub-Adviser until such assets reach $3 billion; and

0.40% of the Fund’s assets managed by the Sub-Adviser once such assets exceed $3 billion.

Conflicts of Interest

The Adviser and Sub-Adviser may provide investment advisory and other services, directly and through affiliates, to various entities and accounts other than the Fund (“Adviser Accounts”). The Fund has no interest in these activities. The Adviser, Sub-Adviser, and the investment professionals, who on behalf of the Adviser or Sub-Adviser, provide investment advisory services to the Fund, are engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and the Adviser Accounts. Such persons devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate. Set out below are practices that the Adviser and Sub-Adviser follow.

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Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser and Sub-Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser or Sub-Adviser, or by the Adviser or Sub-Adviser for the Adviser Accounts, if any, that are the same as, different from or made at a different time than, positions taken for the Fund.

PORTFOLIO MANAGERS

Dean Zayed, Matt Lovett, Mark DiOrio, and Alex Bobin, are the Fund’s portfolio managers (“Portfolio Managers”) and oversee the day-to-day investment operations of the Fund. The biographical information for Mr. Zayed, Mr. Lovett, Mr. DiOrio, and Mr. Bobin is presented below.

Dean Zayed has been the founder and Chief Executive Officer of the Advisor since 2024 and the Sub-Advisor since 2006 Dean received his BA in economics from Northwestern University where he completed the Business Institutions Programs, the Undergraduate Leadership Program and was a member of the Omicron Delta Epsilon Economics Honor Society. He received his JD from Northwestern University School of Law and his master’s degree in taxation (LLM) from Chicago-Kent College of Law. Dean is a Certified Financial Planner (CFP) and holds the Illinois insurance license for life, health and long-term care.

Matt Lovett joined the adviser as Chief Compliance Officer in 2013 and has over twenty years of comprehensive compliance experience. He received a BA in economics from the University of Maryland.

Mark DiOrio is the Chief Investment Officer of the Sub-Advisor and has lead the Investment Committee of the Sub-Advisor since 2015. Mark has more than 20 years of investment industry experience, including 15 years of multi-asset class portfolio management. Mark received his MBA from Benedictine University, his BA from Eastern Illinois University and is a Charter Financial Analyst. He is a member of the CFA Institute and CFA Society of Chicago.

Alex Bobin has been the Head of Portfolio Strategy and Structured Solutions at the Sub-Advisor since 2023 He joined the firm as Senior Investment Analyst in 2019. He has extensive cross-industry experience spanning financial services, real estate, technology, and insurance. Alex received his MBA from the University of Chicago Booth School of Business. He is a Chartered Financial Analyst and a member of the CFA Institute and CFA Institute of Chicago.

Mr. Lovett, Mr. DiOrio, and Mr. Bobin is each compensated through a combination of base salary, retirement benefits, and discretionary bonus from the Sub-Advisor. The discretionary bonus is partly based on the Fund’s pre-tax performance over a rolling one-year period measured against the Fund’s hurdle rate for the incentive fee. Mr. Zayed’s compensation varies with the general success of the Advisor and Sub-Advisor as firms due to his ownership interest in both firms. Mr. Zayed is also paid a discretionary bonus based on the profitability of the Advisor, Sub-Advisor, and the Fund.

As of September 30, 2024, Dean Zayed, Matt Lovett, Mark DiOrio, and Alex Bobin were responsible for the management of the following types of accounts in addition to the Fund1:

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Mr. Dean Zayed

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	8	$489,000,000	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	6,3817	$10,382,000,000	0	$0

Mr. Matt Lovett

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	8	$489,000,000	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	6,3817	$10,382,000,000	0	$0

Mr. Mark DiOrio

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type (in millions)	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	8	$489,000,000	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	6,3817	$10,382,000,000	0	$0

Mr. Alex Bobin

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	8	$489,000,000	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	6,3817	$10,382,000,000	0	$0

[1]	Each of the accounts listed are jointly managed by the Portfolio Managers.

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Because the Portfolio Managers may manage assets for other registered investment companies (“Client Accounts”) or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest. For example, affiliates of the Sub-Adviser may, directly or indirectly, receive fees from Client Accounts that are higher than the fee the Sub-Adviser receives from the Adviser. In those instances, a portfolio manager may have an incentive to favor the Client Accounts over the Fund. Notwithstanding the difference in principal investment strategies between the Fund and the Client Accounts, the Sub-Adviser has various policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

As of the date of this SAI, Mr. Zayed, Mr. Lovett, Mr. DiOrio, and Mr. Bobin owned the following amounts in the Fund stated as one of the following ranges: none; $1–$10,000; $10,001–$50,000; $50,001–$100,000; $100,001–$500,000; $500,001–$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range of Equity Securities Owned
Dean Zayed	None
Matt Lovett	None
Mark DiOrio	None
Alex Bobin	None

ALLOCATION OF BROKERAGE

Specific decisions to purchase or sell securities for the Fund are made by either (i) the Portfolio Managers who are employees of the Sub-Adviser or (ii) members of the Investment Committee who are employees of the Adviser. Both the Adviser and the Sub-Adviser are authorized by the Trustees to allocate the orders placed on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund and the Adviser or the Sub-Adviser for the Fund’s use. Such allocation is to be in such amounts and proportions as either the Adviser or the Sub-Adviser may determine.

In selecting a broker or dealer to execute each particular transaction, both the Adviser and the Sub-Adviser will take the following into consideration: execution capability, trading expertise, accuracy of execution, commission rates, reputation and integrity, fairness in resolving disputes, financial responsibility and responsiveness.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if either the Adviser or the Sub-Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, either the Adviser or the Sub-Adviser, as applicable, may select brokers or dealers who also provide brokerage, research and other services to other accounts over which either the Adviser or the Sub-Adviser, as applicable, exercises investment discretion. Some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund.

Affiliated Party Brokerage

The Adviser and its affiliates, as well as the Sub-Adviser and its affiliates, will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members, managing general partners or common control. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument each on the same day.

The Adviser, as well as the Sub-Adviser, places its trades under a policy adopted by the Trustees pursuant to Section 17(e) and Rule 17e-1 under the 1940 Act that places limitations on the securities transactions effected through the Distributor. The policy of the Fund with respect to brokerage is reviewed by the Trustees from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be modified.

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TAX STATUS

The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. All shareholders should consult a qualified tax adviser regarding their investment in the Fund.

The Fund intends to qualify as regulated investment company under Subchapter M of the Code, which requires compliance with certain requirements concerning the sources of its income, diversification of its assets, and the amount and timing of its distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its net investment income or net capital gain, which are distributed to shareholders in accordance with the applicable timing requirements. Net investment income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code. Net investment income is made up of dividends and interest less expenses. Net capital gain for a fiscal year is computed by taking into account any capital loss carryforward of the Fund.

The Fund intends to distribute all of its net investment income, any excess of net short-term capital gains over net long-term capital losses, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and, therefore, should not be required to pay any federal income or excise taxes. Distributions of net investment income will be made monthly and net capital gain will be made after the end of each fiscal year, and no later than December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash.

To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies, and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such, the Fund would be required to pay income taxes on its net investment income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s net investment income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s net investment income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are exempt from income taxation under the Code.

Distributions of taxable net investment income and the excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income.

26

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in his or her Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of taxable net investment income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

All distributions of taxable net investment income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to these reporting requirements.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of taxable net investment income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

Taxation of Foreign Shareholders

Because of the fact-specific impact of the applicable U.S. tax rules and their interaction with tax treaties, a shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (“foreign shareholder”) as defined in the Code are urged to consult their own tax advisor regarding the U.S. federal tax consequences of the holding, sale, exchange or other disposition of the Fund’s shares. The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.

Generally, a foreign shareholder will be subject to U.S. federal income tax on distributions received from the Fund or upon dispositions of Shares if the Fund is “effectively connected” with a U.S. trade or business carried on by the foreign shareholder.

Income Not Effectively Connected. If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income may be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the foreign shareholder), which tax generally is withheld from such distributions by the Fund. All foreign shareholders should consult their tax advisors to determine the appropriate tax forms to provide to the Fund to claim a reduced rate or exemption from U.S. federal withholding taxes, and the proper completion of those forms.

Capital gain dividends and any amounts retained by the Fund that are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or applicable lower treaty rate) unless the foreign shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

27

Notwithstanding the foregoing, properly reported dividends generally are exempt from U.S. withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% equity holder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, the Fund may report all, some or none of its potentially eligible dividends as qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing the correct IRS Form W-8). In the case of Fund shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. If a repurchase of a shareholder’s shares by the Fund does not qualify for sale or exchange treatment, the shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free dividend, or capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the shareholder’s tax basis in the relevant Fund shares repurchased. If the repurchase qualifies as a sale or exchange, the shareholder generally will realize capital gain or loss equal to the difference between the amount received in exchange for the repurchased shares and the adjusted tax basis of those shares.

Any capital gain that a foreign shareholder realizes upon a repurchase of Fund shares or otherwise upon a sale or exchange of Fund shares will ordinarily be exempt from U.S. tax unless (i) in the case of a foreign shareholder that is a nonresident alien individual, the gain is U.S. source income and such shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements, or (ii) at any time during the shorter of the period during which the foreign shareholder held such Fund shares and the five-year period ending on the date of the disposition of those shares, the Fund was a “United States real property holding corporation” (as such term is defined in the Code) and the foreign shareholder actually or constructively held more than 5% of the Fund’s shares.

Income Effectively Connected. If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund that are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Fund shares will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations, and such taxable amounts may subject a foreign shareholder to U.S. tax filing obligations. Foreign corporate shareholders may also be subject to the branch profits tax imposed by the Code.

In the case of a foreign shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the foreign shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption.

FATCA. Payments to a shareholder that is either a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax on: (a) income dividends paid by a Fund and (b) certain capital gain distributions and the proceeds arising from the sale of Fund shares paid by the Fund. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the IRS to, among other requirements, report required information about certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. A Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of a Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

28

Original Issue Discount and Pay-In-Kind Securities

Current federal tax law requires the holder of a U.S. Treasury or other fixed-income zero coupon security to accrue as income each year a portion of the discount at which the security was purchased, even though the holder receives no interest payment in cash on the security during the year. In addition, pay-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities (including certain pay-in-kind securities) may be treated as a dividend for U.S. federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by the Fund may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Fund will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A fund that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount, which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

Shareholders should consult their tax advisers about the application of federal, state and local and foreign tax law in light of their particular situation.

29

OTHER INFORMATION

Each share represents a proportional interest in the assets of the Fund. Each share has one vote at shareholder meetings, with fractional shares voting proportionally, on matters submitted to the vote of shareholders. There are no cumulative voting rights. Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders after all expenses and debts have been paid.

Shareholder Service Expenses

The Fund has adopted a “Shareholder Services Plan” with respect to its Class Y shares under which the Fund may compensate the financial industry professionals for providing ongoing services in respect of clients with whom they have distributed shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s Transfer Agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund, with respect to Class Y shares, may incur expenses on an annual basis equal up to 0.25% of its average net assets attributable to Class Y shares.

Administrator, Transfer Agent, and Accounting Agent

Ultimus Fund Solutions, LLC (“Administrator”), located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, provides administration, fund accounting and transfer agency services to the Fund and supplies certain officers to the Fund, including a Principal Financial Officer pursuant to a fund services agreement between the Administrator and the Fund. For its services as administrator, transfer agent, and accounting agent, the Fund pays Administrator the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses.

Distributor

Ultimus Fund Distributors, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best efforts basis, subject to various conditions. The Distributor may retain additional broker-dealers and other financial intermediaries (each a “Selling Agent”) to assist in the distribution of Shares and Shares are available for purchase through these Selling Agents or directly through the Distributor. Generally, Shares are only offered to investors that are U.S. persons for U.S. federal income tax purposes.

Legal Counsel

DLA Piper LLP, 1201 West Peachtree Street, Suite 2900, Atlanta, Georgia 30309, acts as legal counsel to the Fund.

Custodian

U.S. Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian is located at 425 Walnut Street, Cincinnati, Ohio 45202.

30

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tait, Weller & Baker, LLP is the independent registered public accounting firm for the Fund and will audit the Fund’s financial statements. Tait, Weller & Baker, LLP is located at Two Liberty Place, 50 S. 16th Street, Suite 2900, Philadelphia, PA 19102-2529.

31

FINANCIAL STATEMENTS

32

BOOSTER INCOME OPPORTUNITIES FUND

FINANCIAL STATEMENTS

August 21, 2024

BOOSTER INCOME OPPORTUNITIES FUND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Trustees of

Booster Income Opportunities Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Booster Income Opportunities Fund (the “Fund”), as of August 21, 2024, and the related statement of operations for the period May 30, 2024 (date of organization) to August 21, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of August 21, 2024 and the results of its operations for the period May 30, 2024 to August 21, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We have served as the auditor of the Fund since 2024.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 10, 2024

BOOSTER INCOME OPPORTUNITIES FUND

STATEMENT OF ASSETS AND LIABILITIES

August 21, 2024

ASSETS
Cash	$100,000
Deferred Offering Costs	120,277
Due from Adviser for reimbursement of organizational costs	52,588
Total Assets	272,865

LIABILITIES
Accrued Offering Costs	120,277
Accrued Organizational Expenses	52,588
Total Liabilities	172,865

Commitments and Contingencies (See Note 3)
NET ASSETS	$100,000

At August 21, 2024, the components of net assets were as follows:
Paid-in capital	$100,000

Shares of beneficial interest outstanding	10,000
Unlimited number of shares $0 Par Value

Net asset value and maximum offering price per share	$10.00

See notes to financial statements.

BOOSTER INCOME OPPORTUNITIES FUND

STATEMENT OF OPERATIONS

For the Period May 30, 2024 (Date of Organization) to August 21, 2024

EXPENSES
Organizational expenses	$52,588
Less: reimbursement from Adviser	(52,588)
Total Expenses	$-

See notes to financial statements.

BOOSTER INCOME OPPORTUNITIES FUND

NOTES TO FINANCIAL STATEMENTS

August 21, 2024

(1)	ORGANIZATION

Booster Income Opportunities Fund (the “Fund”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware statutory trust on May 30, 2024, and did not have any operations from that date until August 21, 2024, other than those relating to organizational matters and registration of its shares under applicable securities law.

Booster Asset Management, LLC (the “Adviser”) serves as the Fund’s investment adviser. Brookstone Asset Management, LLC (the ‘‘Sub-Adviser’’) serves as the Fund’s investment sub-adviser.

The Fund will engage in a continuous offering of shares of beneficial interest of Class Y shares at the prevailing net asset value (“NAV”) which will not be subject to an upfront sales charge, distribution fee or contingent deferred sales charges.

The Fund will operate as an interval fund that will offer to make quarterly repurchases of no less than 5% of its outstanding shares at the NAV. The Fund’s initial offering price is $10.00. ZAYED RIA LLC, an affiliate of the Adviser and Sub-Adviser, purchased the initial shares at $10.00 per share on August 21, 2024.

The Fund’s investment objective is to seek high current income and attractive risk-adjusted returns. The Fund pursues its investment objective by investing primarily in structured notes.

(2)	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The following is a summary of significant accounting policies used in preparing the financial statements. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946 “Financial Services – Investment Companies” (“ASC Topic 946”), and therefore is applying the specialized accounting and reporting guidance in ASC Topic 946.

Organizational and Offering Costs

Organizational costs are charged to expense as incurred. Offering costs incurred by the Fund are treated as deferred charges until operations commence and thereafter will be amortized into expense over a 12-month period using the straight-line method.

As of August 21, 2024, the Fund had incurred $52,588 in organizational costs and had $120,277 in deferred offering costs. All organizational and offering costs incurred by the Fund in connection with its offering are subject to the expense limitation agreement. As of August 21, 2024, $52,588 is payable to the Adviser for offering costs paid in advance of the commencement of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions related to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.

BOOSTER INCOME OPPORTUNITIES FUND

NOTES TO FINANCIAL STATEMENTS, continued

August 21, 2024

Tax Information

It is the policy of the Fund to qualify as a regulated investment company, by complying with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, and by distributing substantially all of its taxable earnings to its shareholders. Accordingly, no provision for federal income or excise tax is necessary.

Indemnification

The Fund indemnifies its officers and trustees for certain liabilities that may arise from the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties which provide general indemnities. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience, the Fund expects the risk of loss due to these warranties and indemnities to be remote.

Share Valuation

The NAV of shares of the Fund is determined following the close of regular trading on the NYSE, generally 4:00 p.m. Eastern time, on each day the NYSE is open for trading. The Fund’s shares will be offered at NAV.

(3)	INVESTMENT ADVISER

The Adviser is entitled to receive a monthly fee equal to the annual rate of 1.25% of the Fund’s average daily net assets.

The Adviser has entered into a fee waiver agreement with the Fund under which it has agreed to waive or reduce its fees by 0.25% of the average daily net assets of the Fund, and may be terminated by the Board of Trustees at any time. The Adviser cannot recoup from the Fund any amounts paid by the Adviser under the fee waiver agreement. The Adviser and the Fund have also entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (including all organizational and offering expenses, but excluding taxes, interest, brokerage commissions, incentive fees, acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.95% per annum of the Fund’s average daily net assets attributable to Class Y shares (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the date in which they were incurred; and (2) the reimbursement may not be made if it would cause the lesser of the Expense Limitation in place at the time of waiver or at the time of reimbursement to be exceeded.

This agreement may be terminated only by the Fund’s Board on 60 days’ written notice to the Adviser. As of August 21, 2024, the Advisor has reimbursed $52,588 in expenses to the Fund.

The Fund anticipates that it may have interest income that could result in the payment of an Incentive Fee to the Adviser during certain periods. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the Incentive Fee the Fund pays to increase to the extent the Fund earns greater interest income through its investments. The Incentive Fee is calculated and payable quarterly in arrears based upon “pre-incentive fee net investment income” attributable to each class of the Fund’s Shares for the immediately preceding fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on each class’s average daily net asset value (calculated in accordance with GAAP), equal to 1.50% per quarter, or an annualized hurdle rate of 6.00%, subject to a “catch-up” feature. The amount presented in this table reflects the Incentive Fee estimated to be incurred as a percent of average net assets for the initial fiscal year.

BOOSTER INCOME OPPORTUNITIES FUND

NOTES TO FINANCIAL STATEMENTS, continued

August 21, 2024

(4)	REPURCHASE OF SHARES

The Fund will make quarterly repurchase offers every three months. Shareholders will receive written notice at least 21 days and no more than 42 days in advance of the deadline to submit a repurchase request (the “Repurchase Deadline”). The repurchase price for shares is set 14 days after the Repurchase Deadline.

(5)	OTHER AGREEMENTS

Administrator, Transfer Agent, and Accounting Agent

Ultimus Fund Solutions, LLC (“Administrator”), provides administration, fund accounting and transfer agency services to the Fund and supplies certain officers to the Fund, including a Principal Financial Officer pursuant to a fund services agreement between the Administrator and the Fund. For its services as administrator, transfer agent, and accounting agent, the Fund pays Administrator the greater of a minimum fee or fees based on the annual net assets of the Fund (with such minimum fees subject to an annual cost of living adjustment) plus out of pocket expenses. During the period ending August 21, 2024, the Fund paid the Administrator $15,000 for implementation fees in connection with organizing he Fund.

Distributor

Ultimus Fund Distributors, LLC, is serving as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares on a best-efforts basis, subject to various conditions. The distributor may retain additional broker- dealers and other financial intermediaries (each a “Selling Agent”) to assist in the distribution of shares. Shares are available for purchase through these Selling Agents or directly through the distributor. Generally, Shares are only offered to investors that are U.S. persons for U.S. federal income tax purposes.

Legal Counsel

DLA Piper acts as legal counsel to the Fund.

Custodian

US Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.

(6)	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of issuance of the financial statements and has determined that no events or transactions occurred requiring adjustment or disclosure in the financial statements.

APPENDIX A

BROOKSTONE ASSET MANAGEMENT, LLC

PROXY VOTING POLICIES AND PROCEDURES

A.	Responsibility of Brookstone Asset Management (“BAM”) to Vote Proxies – BAM’s Proxy Voting Policies and Principles

BAM serves as investment advisor to the FormulaFolios US Equity Fund, the FormulaFolios US Equity Portfolio under the Northern Lights Fund Trust II, and the Booster Income Opportunities Fund, an interval fund. BAM’s proxy voting positions have been developed based on years of experience with proxy voting and corporate governance issues. These principles have been reviewed by various members of BAM’s organization, including portfolio management, legal counsel, and BAM’s officers. The Board of Managers of BAM will approve the proxy voting policies and procedures annually.

B.	How BAM Votes Proxies - Fiduciary Considerations

BAM does not consider recommendations from any other third party to be determinative of BAM’s ultimate decision. As a matter of policy, the officers, directors and employees of BAM will not be influenced by outside sources whose interests conflict with the interests of BAM’s Clients.

C.	Conflicts of Interest

All conflicts of interest will be resolved in the interests of BAM’s Clients. In situations where BAM perceives a material conflict of interest, BAM will disclose the conflict to the relevant BAM’s Clients. In these cases, BAM will defer to the voting recommendations of an independent third party provider of proxy services, send the proxy directly to the relevant BAM’s Clients for a voting decision, or take such other action in good faith (in consultation with counsel) which would protect the interests of BAM’s Clients.

D.	Weight Given Management Recommendations

One of the primary factors BAM considers when determining the desirability of investing in a particular company is the quality and depth of that company’s management. Accordingly, the recommendation of management on any issue is a factor which BAM considers in determining how proxies should be voted. However, BAM does not consider recommendations from management to be determinative of BAM’s ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company’s management. Each issue, however, is considered on its own merits, and BAM will not support the position of a company’s management in any situation where it determines that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

E.	General Proxy Voting Guidelines

BAM has adopted general guidelines for voting proxies as summarized below. Although these guidelines are to be followed as a general policy, in all cases each proxy will be considered based on the relevant facts and circumstances. These guidelines cannot provide an exhaustive list of all the issues that may arise nor can BAM anticipate all future situations. Corporate governance issues are diverse and continually evolving and BAM devotes significant time and resources to monitor these changes.

The following guidelines reflect what BAM believes to be good corporate governance and behavior:

1.	Board of Managers. The election of directors and an independent board are key to good corporate governance. Directors are expected to be competent individuals and they should be accountable and responsive to shareholders. BAM supports an independent board of managers, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. BAM will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of managers. While generally in favor of separating Chairman and CEO positions, BAM will review this issue on a case-by-case basis taking into consideration other factors including the company’s corporate governance guidelines and performance.

2.	Ratification of Auditors. In light of several high profile accounting scandals, BAM will closely scrutinize the role and performance of auditors. On a case-by-case basis, BAM will examine proposals relating to non-audit relationships and non-audit fees. BAM will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence attributable to the auditors.

3.	Management & Director Compensation. A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests. BAM evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable. BAM will review on a case-by-case basis any shareholder proposals to adopt policies on expensing stock option plans, and will continue to closely monitor any future developments in this area.

4.	Anti-Takeover Mechanisms and Related Issues. BAM generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, BAM conducts an independent review of each anti-takeover proposal.

5.	Changes to Capital Structure. BAM realizes that a company’s financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. BAM will carefully review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. BAM will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. BAM will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. BAM will review proposals seeking preemptive rights on a case-by-case basis.

6.	Mergers and Corporate Restructuring. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. BAM will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

7.	Social and Corporate Policy Issues. As a fiduciary, BAM is primarily concerned about the financial interests of its BAM’s Clients. BAM will generally give management discretion with regard to social, environmental and ethical issues although BAM may vote in favor of those issues that are believed to have significant economic benefits or implications.

F.	Proxy Procedures

BAM is fully cognizant of its responsibility to process proxies and maintain proxy records pursuant to SEC rules and regulations. In addition, BAM understands its fiduciary duty to vote proxies and that proxy voting decisions may affect the value of shareholdings. Therefore, BAM will attempt to process every proxy it receives for all domestic and foreign proxies. However, there may be situations in which BAM cannot vote proxies. For example, if the cost of voting a foreign proxy outweighs the benefit of voting, BAM may refrain from processing that vote. Additionally, BAM may not be given enough time to process the vote. For example, BAM may receive a meeting notice from the company too late, or may be unable to obtain a timely translation of the agenda. In addition, if BAM has outstanding sell orders, the proxies for those meetings may not be voted in order to facilitate the sale of those securities. Although BAM may hold shares on a company’s record date, should it sell them prior to the company’s meeting date, BAM ultimately may decide not to vote those shares.

The following describes the standard procedures that are to be followed with respect to carrying out BAM’s proxy policy:

1.	BAM will identify all clients, maintain a list of those clients, and indicate those clients who have delegated proxy voting authority to BAM. BAM will periodically review and update this list.

2.	In determining how to vote, the relevant portfolio manager(s) will consider the General Proxy Voting Guidelines set forth above, their in-depth knowledge of the company, and any readily available information and research about the company.

3.	BAM is responsible for maintaining the documentation that supports Company’s voting position. Such documentation will include, but is not limited to, any information provided by proxy service providers, and, especially as to non-routine, materially significant or controversial matters, memoranda describing the position it has taken, why that position is in the best interest of its clients (including separate accounts such as ERISA accounts as well as mutual funds), an indication of whether it supported or did not support management and any other relevant information. Additionally, BAM may include documentation obtained from the research analyst, portfolio manager and/or legal counsel.

4.	BAM will prepare reports for each client that has requested a record of votes cast. The report will specify the proxy issues that have been voted for the client during the requested period and the position taken with respect to each issue. BAM will send one copy to the client, will retain a copy in the client’s file and will forward a copy to the appropriate portfolio manager.

5.	BAM will ensure that all required disclosure about proxy voting of the investment BAM’s clients is made in such clients’ disclosure documents.

6.	Periodically, BAM will verify that:

●	All annual proxies for the securities held by Company Clients have been received;

●	Each proxy or a sample of proxies received has been voted in a manner consistent with these Procedures and the Proxy Voting Guidelines;

●	Adequate disclosure has been made to clients and fund shareholders about the procedures and how proxies were voted; and timely filings were made with the SEC related to proxy voting.

G.	Proxies for Other Investment Companies

BAM serves as investment adviser to open-end investment companies established as exchange traded funds (“ETFs”) under the Northern Lights Fund Trust IV (“ETF Client”). The ETF Client may make investments in other investment companies that are not affiliated (“Underlying Funds”). The ETF Client is required by the 1940 Act to handle proxies received from Underlying Funds in a certain manner. Subject to participation agreements with certain Underlying ETF issuers that have received exemptive orders from the SEC allowing investing funds to exceed the limits set forth in Section 12(d)(1)(A) and (B) of the 1940 Act, BAM will mirror vote proxies when required to do so by participation agreements and SEC orders. Specifically, when the ETF clients, BAM, any person controlling, controlled by, or under common control with BAM, and any 3(c)(1) or 3(c)(7)fund managed by BAM (the “Advisory Group”) hold, in the aggregate, 25% or more of the shares of the Underlying Fund, such shares will be voted in the same proportion as the vote of all other holders of shares of the Fund. After properly voted, the proxy materials are placed in a file maintained by the Chief Compliance Officer for future reference.

If an ETF Client invests in Underlying Funds that do not have an exemptive order allowing investing funds to exceed the limits set forth in Section 12(d)(1)(A) and (B) of the 1940 Act, BAM will mirror vote proxies received from the Underlying Fund in order to rely on Section 12(d)(1)(F).

H.	Recordkeeping

BAM is responsible for maintaining appropriate proxy voting records. Such records will include, but are not limited to, a copy of all materials returned to the issuer and/or its agent, the documentation described above, listings of proxies voted by issuer and by client, and any other relevant information.

The Chief Compliance Officer and the Institutional Projects Manager is responsible for ensuring that all proxies received by BAM are voted in a timely manner and in a manner consistent with the established BAM’s policies. Although the majority of proxy proposals can be handled in accordance with BAM’s established proxy policies, BAM recognizes that some proposals require special consideration that may dictate that exceptions are made to its general procedures.

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